Exhibit 99.1

WHEELS UP EXPERIENCE INC.

2022 INDUCEMENT GRANT PLAN

I. PURPOSE

The Wheels Up Experience Inc. 2022 Inducement Grant Plan is adopted effective June 30, 2022. The Plan is designed to attract selected Eligible Employees of the Company and its Affiliates, and reward them for making major contributions to the success of the Company and its Affiliates. These objectives are accomplished by making long-term incentive awards under the Plan that will offer Participants an opportunity to have a greater proprietary interest in, and closer identity with, the Company and its Affiliates and their financial success.

The Awards may consist of:

1. Non statutory Options;

2. Restricted Stock;

3. Restricted Stock Units;

4. Rights;

5. Dividend Equivalents;

6. Other Stock-Based Awards;

7. Performance Awards; or

8. Cash Awards;

or any combination of the foregoing, as the Committee may determine. This Plan is intended to meet the “inducement grant” requirements of Listed Company Manual Rule 303A.08 of the New York Stock Exchange (the “NYSE”).

II. DEFINITIONS

A. Affiliate means any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated association or other entity (other than the Company) that, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

B. Award means the grant to any Eligible Employee of any form of Option, Restricted Stock, Restricted Stock Unit, Right, Dividend Equivalent, Other Stock-Based Award, Performance Award or Cash Award, whether granted singly, in combination, or in tandem, and pursuant to such terms, conditions, and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

C. Award Agreement means a written agreement entered into between the Company and a Participant under which an Award is granted and which sets forth the terms, conditions, and limitations applicable to the Award.

D. Board means the Board of Directors of the Company.

E. Cash Award means an Award of cash, subject to the requirements of Article XIII and such other restrictions as the Committee deems appropriate or desirable.

F. Cause shall be as defined in any employment or other agreement between the Participant and the Company (or an Affiliate) or, if there is no such agreement or definition therein, Cause shall be defined to include: (i) a Participant’s theft or embezzlement, or attempted theft or embezzlement, of money or property of the Company or of an Affiliate, a Participant’s perpetration or attempted perpetration of fraud, or a Participant’s participation in a fraud or attempted fraud, on the Company or an Affiliate or a Participant’s unauthorized appropriation of, or a Participant’s attempt to misappropriate, any tangible or intangible assets or property of the Company or an Affiliate; (ii) any act or acts by a Participant of disloyalty, dishonesty, misconduct, moral turpitude or any other act or acts by a Participant injurious to the interest, property, operations, business or reputation of the Company or an Affiliate; (iii) a Participant’s commission of a felony or any other crime the commission of which results in injury to the Company or an Affiliate; (iv) any violation of any restriction on the disclosure or use of confidential information of the Company or an Affiliate, client, customer, prospect or merger or acquisition target, or on competition with the Company or an Affiliate or any of its businesses as then conducted; or (v) any other action that the Board or the Committee, in their sole discretion, may deem to be sufficiently injurious to the interests of the Company or an Affiliate to constitute substantial cause for termination. A Participant who ceases to be an employee or Consultant of the Company or an Affiliate for reasons other than Cause at a time when grounds for Cause exist shall be deemed terminated for Cause for purposes of the Plan. The determination of the Committee as to the existence of Cause shall be conclusive and binding upon the Participant and the Company.

G. Code means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. References to any provision of the Code shall be deemed to include regulations thereunder and successor provisions and regulations thereto.

H. Committee means the Company’s independent compensation committee (as determined under NYSE Listed Company Manual Rule 303A.05) or a majority of the Company’s independent directors (as determined under NYSE Listed Company Manual Rule 303A.02). If the Board delegates powers to an independent compensation committee, such committee shall consist of not less than two (2) members of the Board, each member of which shall be a “non-employee director,” within the meaning of the applicable rules promulgated pursuant to the Exchange Act .

I. Common Stock means the Class A common stock, par value $0.0001 per share, of the Company.

J. Company means Wheels Up Experience Inc., a Delaware corporation, and includes any successor or assignee entity or entities into which the Company may be merged, changed or consolidated; any entity for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.

K. Consultant means a consultant or advisor who provides bona fide services to the Company or an Affiliate as an independent contractor, and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

L. Disability or Disabled means a permanent and total disability as defined in Section 22(e)(3) of the Code.

M. Dividend Equivalent means an Award subject to the requirements of Article X.

N. Eligible Employee means a person who is being hired by the Company or an Affiliate as an employee who is designated by the Committee as being eligible to be granted one or more Awards under the Plan and such Award is a material inducement to such person being hired, in accordance with NYSE Listed Company Manual Rule 303A.08.

O. Exchange Act means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto. References to any provision of the Exchange Act shall be deemed to include rules promulgated thereunder and successor provisions and rules thereto.

P. Fair Market Value means, if the Shares are listed on any national securities exchange or quoted on the NYSE, the closing sales price, if any, on the largest such exchange or on the NYSE, as applicable, on the valuation date, or, if none, on the most recent trade date immediately prior to the valuation date provided such trade date is no more than thirty (30) days prior to the valuation date. If the Shares are not then either listed on any such exchange or quoted on the NYSE, or there has been no trade date within such thirty (30) day period, the fair market value shall be the mean between the average of the “Bid” and the average of the “Ask” prices, if any, as reported by the Electronic Quotation Service or OTC Markets Group, Inc. (or such equivalent reporting service) for the valuation date, or, if none, for the most recent trade date immediately prior to the valuation date provided such trade date is no more than thirty (30) days prior to the valuation date. If the fair market value cannot be determined under the preceding three sentences, it shall be determined in good faith by the Committee in compliance with Section 409A of the Code.

Q. Non-Employee Board Member means a director of the Company who is not an employee of the Company or any of its Affiliates.

R. Nonstatutory Option means an Option that, when granted, is not intended to be an “incentive stock option,” as defined in Section 422 of the Code.

S. Option means a right or option to purchase Common Stock, including Restricted Stock if the Committee so determines.

T. Other Stock-Based Award means a grant or sale of Common Stock that is valued in whole or in part based upon the Fair Market Value of Common Stock.

U. Participant means an Eligible Employee to whom one or more Awards are granted under the Plan.

V. Performance Award means an Award subject to the requirements of Article XII, and such performance conditions as the Committee deems appropriate or desirable.

W. Performance Goals means performance goals based on one or more of the following criteria: (i) earnings before interest and taxes; (ii) earnings before interest, taxes, depreciation and amortization; (iii) adjusted earnings before interest, taxes, depreciation and amortization (iv) net operating profit after tax; (v) cash flow; (vi) revenue; (vii) net revenues; (viii) sales; (ix) active members; (x) active users; (xi) live flight legs; (xii) flight revenue per live flight leg; (xiii) income; (xiv) net income; (xv) operating income; (xvi) net operating income; (xvii) gross margin; (xviii) adjusted contribution; (xix) adjusted contribution margin; (xx) earnings; (xxi) earnings per share; (xxii) return on equity; (xxiii) return on investment; (xxiv) return on capital; (xxv) return on assets; (xxvi) return on net assets; (xxvii) total shareholder return; (xxviii) economic profit; (xxix) market share; (xxx) appreciation in the fair market value, book value or other measure of value of the Company’s Common Stock; (xxxi) expense or cost control; (xxxii) working capital; (xxxiii) volume; (xxxiv) new product offerings; (xxxv) customer satisfaction; (xxxvi) brand development; (xxxvii) employee retention or employee turnover; (xxxviii) employee satisfaction or engagement; (xxxix) environmental, health or other safety goals; (xl) individual performance; (xli) strategic objective milestones; (xlii) any other criteria specified by the Committee in its sole discretion; and (xliii) any combination of, or a specified increase in, any of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or an Affiliate thereof, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur). At the time such an Award is granted, the Committee may specify any reasonable definition of the Performance Goals it uses. Such definitions may provide for equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or an Affiliate thereof or the financial statements of the Company or an Affiliate thereof, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be unusual in nature, infrequent in occurrence or unusual in nature and infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

X. Plan means the Wheels Up Experience Inc. 2022 Inducement Grant Plan, as amended from time to time.

Y. Restricted Stock means an Award made in Common Stock and delivered under the Plan, subject to the requirements of Article VIII, such other restrictions as the Committee deems appropriate or desirable, and as awarded in accordance with the terms of the Plan.

Z. Restricted Stock Unit means an Award denominated in units of Common Stock, subject to the requirements of Article VIII, such other restrictions as the Committee deems appropriate or desirable, and as awarded in accordance with the terms of the Plan.

AA. Right means a stock appreciation right delivered under the Plan, subject to the requirements of Article IX and as awarded in accordance with the terms of the Plan.

BB. Securities Act means the Securities Act of 1933, as amended from time to time, or any successor statute thereto. References to any provision of the Securities Act shall be deemed to include rules promulgated thereunder and successor provisions and rules thereto.

CC. Shares means the following shares of the capital stock of the Company as to which Options or Restricted Stock have been or may be granted under the Plan and upon which Rights, Restricted Stock Units or Other Stock-Based Awards may be based: treasury or authorized but unissued Common Stock of the Company, or any shares of capital stock or securities into which the Shares are changed or for which they are exchanged within the provisions of Article XIX of the Plan.

III. SHARES SUBJECT TO THE PLAN

The aggregate number of Shares as to which Awards may be granted from time to time shall be 2,051,282 Shares (subject to adjustment for stock splits, stock dividends, and other adjustments described in Article XIX hereof).

From time to time, the Committee and/or appropriate officers of the Company shall take whatever actions are necessary to file required documents with governmental authorities and/or stock exchanges so as to make Shares available for issuance pursuant to the Plan. Shares subject to Awards that are forfeited, terminated or expire unexercised shall immediately become available for Awards. In addition, if the exercise price of any Award is satisfied by tendering Shares to the Company (by actual delivery or attestation), only the number of Shares issued net of the Shares tendered shall be deemed delivered for purposes of determining the maximum number of Shares available for Awards. Awards payable in cash shall not reduce the number of Shares available for Awards under the Plan. The foregoing notwithstanding, if the exercise price of any Award is satisfied by tendering Shares to the Company, or if Shares are withheld from an Award to pay a Participant’s tax withholding obligations in connection with the Award, the Shares so tendered or withheld shall not again become available for Awards.

IV. ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum at any meeting thereof (including by telephone or video conference) and the acts of a majority of the members present, or acts approved in writing by a majority of the entire Committee without a meeting, shall be the acts of the Committee for purposes of this Plan. The Committee may authorize one or more of its members or an officer of the Company to execute and deliver documents on behalf of the Committee. The Board shall have the authority to remove or replace any member of, and to fill any vacancy on, the Committee upon notice to the Committee and the affected member, if any. Any member of the Committee may resign upon notice to the Board. Subject to NYSE Listed Company Manual Rule 303A.08, the Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines. Subject to the provisions of the Plan, the Committee is authorized to:

A. Interpret the provisions of the Plan and any Award or Award Agreement, and make all rules and determinations that it deems necessary or advisable to the administration of the Plan;

B. Determine which persons shall be designated as Eligible Employees and which of the Eligible Employees shall be granted Awards;

C. Determine the number of Shares for which an Option, Restricted Stock or Other Stock-Based Award shall be granted;

D. Determine the number of Restricted Stock Units, Rights, the Cash Award or the Performance Award to be granted;

E. Provide for the suspension or the acceleration of the vesting and/or exercisability of any Award or waive the forfeiture restrictions or any other restriction or limitation regarding any Awards or the Shares relating thereto; and

F. Specify the terms, conditions, and limitations upon which Awards may be granted.

The Committee shall have the authority at any time to cancel Awards for reasonable cause and/or to provide for the conditions and circumstances under which Awards shall be forfeited.

Any determination made by the Committee pursuant to the provisions of the Plan shall be made in its sole discretion, and in the case of any determination relating to an Award, may be made at the time of the grant of the Award or, unless in contravention of any express term of the Plan or any Award Agreement, at any time thereafter. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and the Participants. No determination shall be subject to de novo review if challenged in court.

V. ELIGIBILITY FOR PARTICIPATION

Awards may be granted under this Plan only to Eligible Employees of the Company or its Affiliates. No Awards may be granted hereunder other than as a material inducement to employment with the Company or an Affiliate, in accordance with NYSE Listed Company Manual Rule 303A.08.

The Committee may, at any time and from time to time, grant one or more Awards to one or more Eligible Employees and may designate the number of Shares, if applicable, to be subject to each Award so granted.

VI. AWARDS UNDER THIS PLAN

As the Committee may determine, the following types of Awards may be granted under the Plan on a stand-alone, combination or tandem basis:

A. Nonstatutory Option

An Award in the form of an Option that shall not be intended to, or has otherwise failed to, comply with the requirements of Section 422 of the Code.

B. Restricted Stock and Restricted Stock Units

An Award made to a Participant in Common Stock or denominated in units of Common Stock, subject to future service and/or such other restrictions and conditions as may be established by the Committee, and as set forth in the Award Agreement, including but not limited to continuous service with the Company or its Affiliates, achievement of specific business objectives, increases in specified indices, attainment of growth rates and/or other measurements of Company or Affiliate performance.

C. Stock Appreciation Right

An Award in the form of a Right to receive the excess of the Fair Market Value of a Share on the date the Right is exercised over the Fair Market Value of a Share on the date the Right was granted.

D. Dividend Equivalents

An Award in the form of, and based upon the value of, dividends on Shares.

E. Other Stock-Based Awards

An Award made to a Participant that is valued in whole or in part by reference to, or is otherwise based upon, the Fair Market Value of Shares.

F. Performance Awards

An Award made to a Participant that is subject to performance conditions specified by the Committee, including, but not limited to, continuous service with the Company and/or its Affiliates, achievement of specific business objectives, increases in specified indices, attainment of growth rates and/or other measurements of Company or Affiliate performance.

G. Cash Awards

An Award made to a Participant and denominated in cash, with the eventual payment subject to future service and/or such other restrictions and conditions as may be established by the Committee, and as set forth in the Award Agreement.

Each Award under the Plan shall be evidenced by an Award Agreement. Delivery of an Award Agreement to each Participant shall constitute an agreement between the Company and the Participant as to the terms and conditions of the Award.

VII. TERMS AND CONDITIONS OF NONSTATUTORY OPTIONS

Each Option shall be set forth in an Award Agreement, duly executed on behalf of the Company and by the Participant to whom such Option is granted. Except for the setting of the Option price under Paragraph A, no Option shall be granted and no purported grant of any Option shall be effective until such Award Agreement shall have been duly executed on behalf of the Company and by the Participant. Each such Award Agreement shall be subject to at least the following terms and conditions:

A. Option Price

The Option price per share of the Shares covered by each Nonstatutory Option shall be not less than the Fair Market Value of the Shares on the date of the grant of the Option.

B. Number of Shares

Each Option shall state the number of Shares to which it pertains.

C. Term of Option

The Committee shall determine the time at which a Nonstatutory Option shall terminate.

D. Date of Exercise

Upon the authorization of the grant of an Option, or at any time thereafter, the Committee may, subject to the provisions of Paragraph C of this Article VII, prescribe the date or dates on which the Option becomes exercisable, and may provide that the Option rights become exercisable in installments over a period of years, and/or upon the attainment of stated goals. Unless the Committee otherwise provides in writing, or unless otherwise required by law (including, if applicable, the Uniformed Services Employment and Reemployment Rights Act), the date or dates on which the Option becomes exercisable shall be tolled during any unpaid leave of absence. It is expressly understood that Options hereunder shall, unless otherwise provided for in writing by the Committee, be granted in contemplation of, and earned by the Participant through the completion of, future employment or service with the Company.

E. Medium of Payment

The Option price shall be payable upon the exercise of the Option, as set forth in Paragraph I. It shall be payable in such form as the Committee shall, either by rules promulgated pursuant to the provisions of Article IV of the Plan, or in the particular Award Agreement, provide.

F. Termination of Employment

1. Unless otherwise determined by the Committee and set forth in the Award Agreement, a Participant who ceases to be an employee or Consultant of the Company or of an Affiliate for any reason other than death, Disability or termination for Cause, may exercise any Option granted to such Participant, to the extent that the right to purchase Shares thereunder has become exercisable by the date of such termination, but only within three (3) months (or such other period of time as the Committee may determine) after such date, or, if earlier, within the originally prescribed term of the Option, and subject to the conditions that (i) no Option shall be exercisable after the expiration of the term of the Option and (ii) unless the Committee otherwise provides, no Option that has not become exercisable by the date of such termination shall at any time thereafter be or become exercisable. A Participant’s employment shall not be deemed terminated by reason of a transfer to another employer that is the Company or an Affiliate or in the event a Participant’s status changes from full-time employee to part-time employee or Consultant.

2. Unless otherwise determined by the Committee and set forth in the Award Agreement, a Participant who ceases to be an employee or Consultant of the Company or of an Affiliate for Cause shall, upon such termination, cease to have any right to exercise any Option.

3. Except as the Committee may otherwise expressly provide or determine (consistent with Section 422 of the Code, if applicable), a Participant who is absent from work with the Company or an Affiliate because of temporary disability (any disability other than a Disability), or who is on leave of absence for any purpose permitted by the Company or by any authoritative interpretation (i.e., regulation, ruling, case law, etc.) of Section 422 of the Code, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated his or her employment or relationship with the Company or with an Affiliate.

4. Unless otherwise determined by the Committee and set forth in the Award Agreement, Paragraph F(1) shall control and fix the rights of a Participant who ceases to be an employee or Consultant of the Company or of an Affiliate for any reason other than Disability, death or termination for Cause, and who subsequently becomes Disabled or dies. Nothing in Paragraphs G and H of this Article VII shall be applicable in any such case except that, in the event of such a subsequent Disability or death within the three (3)-month period after the termination of employment or, if earlier, within the originally prescribed term of the Option, the Participant or the Participant’s estate or personal representative may exercise the Option permitted by this Paragraph F, in the event of Disability, within twelve (12) months after the date that the Participant ceased to be an employee or Consultant of the Company or an Affiliate, or, in the event of death, within twelve (12) months after the date of death of such Participant.

G. Total and Permanent Disability

A Participant who ceases to be an employee or Consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant to the extent that the right to purchase Shares thereunder has become exercisable on or before the date such Participant becomes Disabled, as determined by the Committee.

Unless otherwise determined by the Committee and set forth in the Award Agreement, a Disabled Participant, or his estate or personal representative, shall exercise such rights, if at all, only within a period of not more than twelve (12) months after the date that the Participant became Disabled as determined by the Committee (notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become Disabled) or, if earlier, within the originally prescribed term of the Option.

H. Death

Unless otherwise determined by the Committee and set forth in the Award Agreement, in the event that a Participant to whom an Option has been granted ceases to be an employee or Consultant of the Company or of an Affiliate by reason of such Participant’s death, such Option, to the extent that the right is exercisable but not exercised on the date of death, may be exercised by the Participant’s estate or personal representative within twelve (12) months after the date of death of such Participant or, if earlier, within the originally prescribed term of the Option, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant were alive and had continued to be an employee or Consultant of the Company or of an Affiliate.

I. Exercise of Option and Issuance of Stock

Options shall be exercised by giving written notice to the Company. Such written notice shall: (i) be signed by the person exercising the Option, (ii) state the number of Shares with respect to which the Option is being exercised and (iii) specify a date (other than a Saturday, Sunday or legal holiday) not more than ten (10) days after the date of such written notice, as the date on which the Shares will be purchased. Such tender and conveyance shall take place at the principal office of the Company during ordinary business hours, or at such other hour and place agreed upon by the Company and the person or persons exercising the Option. On the date specified in such written notice (which date may be extended by the Company in order to comply with any blackout limitations, or with laws or regulations that require the Company to take any action with respect to the Option Shares prior to the issuance thereof), the Company shall accept payment for the Option Shares in cash, by bank or certified check, by wire transfer, or by such other means as may be approved by the Committee. In the event of any failure to pay for the number of Shares specified in such written notice on the date set forth therein (or on the extended date as above provided), the right to exercise the Option shall terminate with respect to such number of Shares, but shall continue with respect to the remaining Shares covered by the Option and not yet acquired pursuant thereto.

If approved in advance by the Committee, and subject to compliance with the Sarbanes-Oxley Act of 2002 or the requirements of any applicable securities laws, payment in full or in part also may be made: (i) by delivering Shares, or by attestation of Shares, which have a total Fair Market Value on the date of such delivery equal to the Option price and provided that accepting such Shares, in the sole discretion of the Committee, shall not result in any adverse accounting consequences to the Company; (ii) by the execution and delivery of a note or other evidence of indebtedness (and any security agreement thereunder) satisfactory to the Committee; (iii) by authorizing the Company to retain Shares that otherwise would be issuable upon exercise of the Option having a total Fair Market Value on the date of delivery equal to the Option price; (iv) by the delivery of cash or the extension of credit by a broker-dealer to whom the Participant has submitted a notice of exercise or otherwise indicated an intent to exercise an Option (in accordance with part 220, Chapter II, Title 12 of the Code of Federal Regulations, a so-called “cashless” exercise); or (v) by any combination of the foregoing.

J. Rights as a Stockholder

No Participant to whom an Option has been granted shall have rights as a stockholder with respect to any Shares covered by such Option except as to such Shares as have been registered in the Company’s share register in the name of such Participant upon the due exercise of the Option and tender of the full Option price.

K. Assignability and Transferability of Option

Unless otherwise permitted by the Code or by Rule 16b-3 of the Exchange Act, if applicable, and approved in advance by the Committee, an Option granted to a Participant shall not be transferable by the Participant and shall be exercisable, during the Participant’s lifetime, only by such Participant or, in the event of the Participant’s incapacity, his guardian or legal representative. Except as otherwise permitted herein, such Option shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process and any attempted transfer, assignment, pledge, hyphenation or other disposition of any Option or of any rights granted thereunder contrary to the provisions of this Paragraph K, or the levy of any attachment or similar process upon an Option or such rights, shall be null and void.

L. Other Provisions

The Award Agreements authorized under the Plan shall be subject to such other terms and conditions including, without limitation, restrictions upon the exercise of the Option, as the Committee shall deem advisable.

VIII. TERMS AND CONDITIONS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS

A. The Committee may from time to time grant an Award in Shares of Common Stock or grant an Award denominated in units of Common Stock, for such consideration as the Committee deems appropriate (which amount may be less than the Fair Market Value of the Common Stock on the date of the Award), and subject to such restrictions and conditions and other terms as the Committee may determine at the time of the Award (including, but not limited to, continuous service with the Company or its Affiliates, achievement of specific business objectives, increases in specified indices, attainment of growth rates and/or other measurements of Company or Affiliate performance), and subject further to the general provisions of the Plan, the applicable Award Agreement, and the following specific rules.

B. If Shares of Restricted Stock are awarded, such Shares cannot be assigned, sold, transferred, pledged or hypothecated prior to the lapse of the restrictions applicable thereto, and, in no event, absent Committee approval, prior to six (6) months from the date of the Award.

C. Restricted Stock or Restricted Stock Units issued to a Participant under the Plan shall be governed by an Award Agreement that shall specify whether Shares of Common Stock are awarded to the Participant, or whether the Award shall be one not of Shares of Common Stock but one denominated in units of Common Stock, any consideration required thereto, and such other provisions as the Committee shall determine.

D. Subject to the provisions of Paragraphs B and E hereof and the restrictions set forth in the related Award Agreement, the Participant receiving an Award of Shares of Restricted Stock shall thereupon be a stockholder with respect to all of such Shares and shall have the rights of a stockholder with respect to such Shares, including the right to vote such Shares and to receive dividends and other distributions made with respect to such Shares. All Common Stock received by a Participant as the result of any dividend on the Shares of Restricted Stock, or as the result of any stock split, stock distribution or combination of the Shares affecting Restricted Stock, shall be subject to the restrictions set forth in the related Award Agreement.

E. Restricted Stock or Restricted Stock Units awarded to a Participant pursuant to the Plan will be forfeited, and any Shares of Restricted Stock or Restricted Stock Units sold to a Participant pursuant to the Plan may, at the Company’s option, be resold to the Company for an amount equal to the price paid therefor, and, in either case, such Restricted Stock or Restricted Stock Units shall revert to the Company, if the Company so determines in accordance with Article XV or any other condition set forth in the Award Agreement, or, alternatively, if the Participant’s employment with the Company or its Affiliates terminates, other than for reasons set forth in Article XIV, prior to the expiration of the forfeiture or restriction provisions set forth in the Award Agreement.

F. The Committee, in its discretion, shall have the power to accelerate the date on which the restrictions contained in the Award Agreement shall lapse with respect to any or all Restricted Stock or Restricted Stock Units awarded under the Plan.

G. Any Restricted Stock Units, if not previously forfeited, shall be payable in accordance with Article XVI at the time set forth in the Award Agreement.

H. The Committee may prescribe such other restrictions, conditions and terms applicable to Restricted Stock issued or Restricted Stock Units granted to a Participant under the Plan that are neither inconsistent with nor prohibited by the Plan or the Award Agreement, including, without limitation, terms providing for a lapse of the restrictions of this Article or any Award Agreement in installments.

IX. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

If deemed by the Committee to be in the best interests of the Company, a Participant may be granted a Right. Each Right shall be granted subject to such restrictions and conditions and other terms as the Committee may specify in the Award Agreement at the time the Right is granted, subject to the general provisions of the Plan, and the following specific rules.

A. Rights may be granted, if at all, either singly, in combination with another Award, or in tandem with another Award. At the time of grant of a Right, the Committee shall specify the base price of Common Stock to be used in connection with the calculation described in Paragraph B below, provided that the base price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share of Common Stock on the date of grant, unless approved by the Board.

B. Upon exercise of a Right, which shall, absent Committee approval, be not less than six (6) months from the date of the grant, the Participant shall be entitled to receive in accordance with Article XVI, and as soon as practicable after exercise, the excess of the Fair Market Value of one Share of Common Stock on the date of exercise over the base price specified in such Right, multiplied by the number of Shares of Common Stock then subject to the Right, or the portion thereof being exercised.

C. Notwithstanding anything herein to the contrary, if the Award granted to a Participant allows him or her to elect to cancel all or any portion of an unexercised Option by exercising an additional or tandem Right, then the Option price per Share of Common Stock shall be used as the base price specified in Paragraph A to determine the value of the Right upon such exercise and, in the event of the exercise of such Right, the Company’s obligation with respect to such Option or portion thereof shall be discharged by payment of the Right so exercised. In the event of such a cancellation, the number of Shares as to which such Option was canceled shall become available for use under the Plan, less the number of Shares, if any, received by the Participant upon such cancellation in accordance with Article XVI.

D. A Right may be exercised only by the Participant (or, if applicable under Article XIV, by a legatee or legatees of such Right, or by the Participant’s executors, personal representatives or distributees).

X. TERMS AND CONDITIONS OF DIVIDEND EQUIVALENTS

A Participant may be granted an Award in the form of Dividend Equivalents. Such an Award shall entitle the Participant to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, Awards or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

XI. TERMS AND CONDITIONS OF OTHER STOCK-BASED AWARDS

The Committee, in its sole discretion, may grant Awards of Shares and/or Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or on the Fair Market Value thereof (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine the number of Shares to be awarded to a Participant under (or otherwise related to) such Other Stock-Based Awards and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

XII. TERMS AND CONDITIONS OF PERFORMANCE AWARDS

A. A Participant may be granted an Award that is subject to performance conditions specified by the Committee. The Committee may use business criteria and/or other measures of performance as it deems appropriate in establishing any performance conditions (including, but not limited to, continuous service with the Company or its Affiliates, achievement of specific business objectives, increases in specified indices, attainment of growth rates and/or other measurements of Company or Affiliate performance), and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions.

B. Any Performance Award will be forfeited if the Company so determines in accordance with Article XV or any other condition set forth in the Award Agreement, or, alternatively, if the Participant’s employment with the Company or its Affiliates terminates, other than for reasons set forth in Article XIV, prior to the expiration of the time period over which the performance conditions are to be measured.

C. Achievement of Performance Goals in respect of such Performance Awards shall be measured over such periods as may be specified by the Committee.

D. Settlement of Performance Awards may be in cash or Shares or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce or increase the amount of a settlement otherwise to be made in connection with such Performance Award.

XIII. TERMS AND CONDITIONS OF CASH AWARDS

A. The Committee may from time to time authorize the award of cash payments under the Plan to Participants, subject to such restrictions and conditions and other terms as the Committee may determine at the time of authorization (including, but not limited to, continuous service with the Company or its Affiliates, achievement of specific business objectives, increases in specified indices, attainment of growth rates and/or other measurements of Company or Affiliate performance), and subject to the general provisions of the Plan, the applicable Award Agreement, and the following specific rules.

B. Any Cash Award will be forfeited if the Company so determines in accordance with Article XV or any other condition set forth in the Award Agreement, or, alternatively, if the Participant’s employment or engagement with the Company or its Affiliates terminates, other than for reasons set forth in Article XIV, prior to the attainment of any goals set forth in the Award Agreement or prior to the expiration of the forfeiture or restriction provisions set forth in the Award Agreement, whichever is applicable.

C. The Committee, in its discretion, shall have the power to change the date on which the restrictions contained in the Award Agreement shall lapse, or the date on which goals are to be measured, with respect to any Cash Award.

D. Any Cash Award, if not previously forfeited, shall be payable in accordance with Article XVI on or about March 15 of the fiscal year immediately following the fiscal year during which the goals are attained, and in no event later than December 31 of such year.

E. The Committee may prescribe such other restrictions, conditions and terms applicable to the Cash Awards issued to a Participant under the Plan that are neither inconsistent with nor prohibited by the Plan or the Award Agreement, including, without limitation, terms providing for a lapse of the restrictions, or a measurement of the goals, in installments.

XIV. TERMINATION OF EMPLOYMENT OR SERVICE

Except as may otherwise be (i) provided in Article VII for Options, (ii) provided for under the Award Agreement or (iii) permitted pursuant to Paragraphs A through C of this Article XIV, if the employment or service of a Participant terminates, all unexpired, unpaid, unexercised or deferred Awards shall be canceled immediately.

A. Retirement under a Company or Affiliate Retirement Plan

When a Participant’s employment or service terminates as a result of retirement as defined under a Company or Affiliate tax-qualified retirement plan, the Committee may permit Awards to continue in effect beyond the date of retirement in accordance with the applicable Award Agreement, and/or the exercisability and vesting of any Award may be accelerated.

B. Termination in the Best Interests of the Company or an Affiliate

When a Participant’s employment or service with the Company or an Affiliate terminates and, in the judgment of the chief executive officer or other senior officer designated by the Committee, the acceleration and/or continuation of outstanding Awards would be in the best interests of the Company, the Committee may (i) authorize, where appropriate, the acceleration and/or continuation of all or any part of Awards granted prior to such termination and/or (ii) permit the exercise, vesting and payment of such Awards for such period as may be set forth in the applicable Award Agreement, subject to earlier cancellation pursuant to Article XV or at such time as the Committee shall deem the continuation of all or any part of the Participant’s Awards are not in the Company’s or its Affiliate’s best interests.

C. Death or Disability of a Participant

In the event of a Participant’s death, the Participant’s estate or beneficiaries shall have a period up to the earlier of (i) the expiration date specified in the Award Agreement, or (ii) the expiration date specified in Paragraph H of Article VII, within which to receive or exercise any outstanding Awards held by the Participant under such terms as may be specified in the applicable Award Agreement. Rights to any such outstanding Awards shall pass by will or the laws of descent and distribution in the following order: (a) to beneficiaries so designated by the Participant; (b) to a legal representative of the Participant; or (c) to the persons entitled thereto as determined by a court of competent jurisdiction. Awards so passing shall be paid and/or may be exercised at such times and in such manner as if the Participant were living.

1. In the event a Participant is determined by the Company to be Disabled, and subject to the limitations of Paragraph G of Article VII, Awards may be paid to, or exercised by, the Participant, if legally competent, or by a legally designated guardian or other representative if the Participant is legally incompetent by virtue of such Disability.

2. After the death or Disability of a Participant, the Committee may in its sole discretion at any time (i) terminate restrictions in Award Agreements, (ii) accelerate any or all installments and rights and/or (iii) instruct the Company to pay the total of any accelerated payments in a lump sum to the Participant, the Participant’s estate, beneficiaries or representative, notwithstanding that, in the absence of such termination of restrictions or acceleration of payments, any or all of the payments due under the Awards ultimately might have become payable to other beneficiaries.

XV. CANCELLATION AND RESCISSION OF AWARDS

Unless the Award Agreement specifies otherwise, the Committee may cancel any unexpired, unpaid, unexercised or deferred Awards at any time if the Participant is not in compliance with the applicable provisions of the Award Agreement, the Plan, or with the following conditions:

A. A Participant shall not breach any restrictive covenant, employment, consulting or other agreement entered into between him or her and the Company or any Affiliates, or render services for any organization or engage directly or indirectly in any business which, in the judgment of the Committee or a senior officer designated by the Committee, is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company. For a Participant whose employment or engagement has terminated, the judgment of the Committee shall be based on the terms of the restrictive covenant agreement, if applicable, or on the Participant’s position and responsibilities while employed or engaged by the Company or its Affiliates, the Participant’s post-employment/engagement responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company and the other organization or business, the effect of the Participant’s assuming the post-employment/engagement position on the Company’s or its Affiliate’s customers, suppliers, investors and competitors, and such other considerations as are deemed relevant given the applicable facts and circumstances. A Participant may, however, purchase as an investment or otherwise, stock or other securities of any organization or business so long as they are listed upon a recognized securities exchange or traded over-the-counter, and such investment does not represent a substantial investment to the Participant or a greater than one percent (1%) equity interest in the organization or business.

B. A Participant shall not, without prior written authorization from the Company, disclose to anyone outside the Company or its Affiliates, or use in other than the Company’s or Affiliate’s business, any confidential information or materials relating to the business of the Company or its Affiliates, acquired by the Participant either during or after his or her employment or engagement with the Company or its Affiliates. Notwithstanding anything herein to the contrary, each Participant is hereby notified, in accordance with the Defend Trade Secrets Act of 2016, that the Participant will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. The Participants are further notified that if they file a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Participant may disclose the Company’s trade secrets to his or her attorney and use the trade secret information in the court proceeding if the Participant (a) files any document containing the trade secret under seal; and (b) does not disclose the trade secret, except pursuant to court order.

C. A Participant shall disclose promptly and assign to the Company all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment or engagement with the Company or an Affiliate, relating in any manner to the actual or anticipated business, research or development work of the Company or its Affiliates, and shall do anything reasonably necessary to enable the Company or its Affiliates to secure a patent, trademark, copyright or other protectable interest where appropriate in the United States and in foreign countries.

Upon exercise, payment or delivery pursuant to an Award, the Participant shall certify on a form acceptable to the Committee that he or she is in compliance with the terms and conditions of the Plan, including the provisions of Paragraphs A, B and C of this Article XV. Failure to comply with the provisions of Paragraphs A, B and C of this Article XV at any time prior to, or during the one (1) year period after, the date Participant’s employment or engagement with the Company or any Affiliate terminates shall cause any exercise, payment or delivery which occurred during the two (2) year period prior to the breach of Paragraph A, B or C of this Article XV to be rescinded. The Company shall notify the Participant in writing of any such rescission within one (1) year of the date it acquires actual knowledge of such breach. Within ten (10) days after receiving such a notice from the Company, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the exercise, payment or delivery pursuant to the Award. Such payment shall be made either in cash or by returning to the Company the number of Shares of Common Stock that the Participant received in connection with the rescinded exercise, payment or delivery. The Company’s rights of rescission hereunder shall be in addition to any and all other remedies that may be available to the Company at law or in equity in such event, including, without limitation, the right to request any court of competent jurisdiction to issue a decree of specific performance or issue a temporary and permanent injunction, without the necessity of the Company posting bond or furnishing other security and without proving special damages or irreparable injury, enjoining and restricting the breach, or threatened breach, of any such covenant.

XVI. PAYMENT OF RESTRICTED STOCK, RESTRICTED STOCK UNITS, RIGHTS, OTHER STOCK-BASED AWARDS, PERFORMANCE AWARDS AND CASH AWARDS

Payment of Restricted Stock, Restricted Stock Units, Rights, Other Stock-Based Awards, Performance Awards and Cash Awards may be made, as the Committee shall specify, in the form of cash, Shares of Common Stock, or combinations thereof; provided, however, that a fractional Share of Common Stock shall be paid in cash equal to the Fair Market Value of the fractional Share of Common Stock at the time of payment.

XVII. WITHHOLDING

Except as otherwise provided by the Committee,

A. the Company shall have the power and right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy the minimum federal, state and local taxes required by law to be withheld with respect to any grant, exercise or payment made under or as a result of this Plan; and

B. in the case of payments of Awards, or upon any other taxable event hereunder, a Participant may elect, subject to the approval in advance by the Committee, to satisfy the withholding requirement, if any, in whole or in part, by having the Company withhold Shares of Common Stock that would otherwise be transferred to the Participant having a Fair Market Value, on the date the tax is to be determined, equal to the marginal tax that could be imposed on the transaction (up to the Participant’s maximum required tax withholding rate or such other lesser rate that will not cause an adverse accounting consequence or cost). All elections shall be made in writing and signed by the Participant.

XVIII. SAVINGS CLAUSE; CODE SECTION 409A

This Plan is intended to comply in all respects with applicable law and regulations, including, (i) with respect to those Participants who are officers or directors for purposes of Section 16 of the Exchange Act, Rule 16b-3 of the Securities and Exchange Commission, if applicable, (ii) Section 402 of the Sarbanes-Oxley Act and (iii) Section 409A of the Code (or be exempt therefrom). The Participant shall be solely responsible for the payment of any taxes, interest or penalties incurred under Section 409A and in no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on a Participant by Section 409A of the Code or damages for failing to comply with Section 409A of the Code. Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. In case any one or more provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation (including Rule 16b-3 and Section 409A of the Code), the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; provided, however, to the extent permitted by law, any provision that could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable law (including Rule 16b-3 and Section 409A of the Code) so as to foster the intent of this Plan. Notwithstanding anything herein to the contrary, with respect to Participants who are officers and directors for purposes of Section 16 of the Exchange Act, if applicable, and if required to comply with rules promulgated thereunder, no grant of, or Option to purchase, Shares shall permit unrestricted ownership of Shares by the Participant for at least six (6) months from the date of grant or Option, unless the Board determines that the grant of, or Option to purchase, Shares otherwise satisfies the then current Rule 16b-3 requirements.

Notwithstanding anything else contained in this Plan or any Award Agreement to the contrary, if a Participant is a “specified employee” at the time of the Participant’s “separation from service” (as determined under Section 409A of the Code) then, to the extent necessary to comply with, and avoid imposition on such Participant of any tax penalty imposed under, Section 409A of the Code, any payment required to be made to a Participant hereunder upon or following his or her separation from service that would result in such a tax penalty shall be delayed until the first to occur of (i) the six (6)-month anniversary of the Participant’s separation from service and (ii) the Participant’s death. Should payments be delayed in accordance with the preceding sentence, the accumulated payment that would have been made but for the period of the delay shall be paid in a single lump sum during the ten (10) day period following the lapsing of the delay period. No provision of this Plan or an Award Agreement shall be construed to indemnify any Participant for any taxes incurred by reason of Section 409A (or timing of incurrence thereof), other than an express indemnification provision therefor.

XIX. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION; CORPORATE TRANSACTIONS

If the outstanding Shares of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another entity by reason of any reorganization, merger or consolidation, or if a change is made to the Common Stock of the Company by reason of any recapitalization, reclassification, change in par value, stock split, reverse stock split, combination of shares or dividends payable in capital stock, or the like, the Company shall make adjustments to such Awards (including, by way of example and not by way of limitation, the grant of substitute Awards under the Plan or under the plan of such other entity or the suspension of the right to exercise an Award for a specified period of time in connection with a corporate transaction) as it may determine to be appropriate under the circumstances, and, in addition, appropriate adjustments shall be made in the number and kind of shares or securities and in the option price per share or security subject to outstanding Awards under the Plan or under the plan of such successor entity. The foregoing notwithstanding, unless the Committee otherwise determines, no such adjustment shall be made to an Option which shall, within the meaning of Sections 424 and 409A of the Code, as applicable, constitute such a modification, extension or renewal of an option as to cause it to be considered as the grant of a new option.

Notwithstanding anything herein to the contrary, the Company may, in its sole discretion, accelerate the timing of the exercise provisions of any Award in the event of (i) the adoption of a plan of merger or consolidation under which a majority of the Shares of the Company would be converted into or exercised for cash or securities of any other corporation or entity or (ii) a sale or exchange of all or any portion of the Company’s assets or equity securities. Alternatively, the Company may, in its sole discretion and without the consent of the Participants, provide for one or more of the following in the event of any merger, consolidation, recapitalization, sale of all or any portion of the Company’s assets or capital stock, including but not limited to a “going-private” transaction: (i) the assumption of the Plan and outstanding Awards by the surviving entity or its parent; (ii) the substitution by the surviving entity or its parent of awards with substantially the same terms for such outstanding Awards; (iii) notice to the holders of vested and exercisable Options and Rights of their ability to exercise vested and exercisable Options and Rights effective contingent upon and immediately prior to such transaction followed by the cancellation of all unexercised Options and Rights (whether or not then vested and exercisable); (iv) settlement of the intrinsic value of the outstanding vested Options and Rights in cash or cash equivalents or equity followed by the cancellation of all Options and Rights (whether or not then vested or exercisable); and (v) cancellation of all unvested or unexercisable Awards; provided, however, that in connection with an assumption or substitution of Awards under subsections (i) or (ii) above, the Awards so assumed or substituted shall continue to vest or become exercisable pursuant to the terms of the original Award, except to the extent such terms are otherwise rendered inoperative. In connection with any such transaction, each Participant shall, to the extent so provided under the definitive transaction agreement, (i) be subject to any earn-outs, purchase price adjustments, holdbacks, escrows and other contingent payments on the terms set forth in the definitive transaction agreement, (ii) be subject to all indemnification and other obligations of the Company’s equityholders in connection with such transaction, (iii) be bound by the appointment of any equityholder representative who shall represent the Company’s equityholders under the definitive transaction agreement as the representative, agent, proxy and attorney-in-fact for the Participant, with the power and authority to act on the Participant’s behalf with respect to the definitive transaction agreement, and (iv) execute such additional agreements or documentation, if any, as may be required under the definitive transaction agreement to reflect the foregoing or the treatment of the Participant’s Awards, including without limitation, letters of transmittal or cash-out agreements.

Upon a business combination by the Company or any of its Affiliates with any corporation or other entity through the adoption of a plan of merger or consolidation or a share exchange or through the purchase of all or substantially all of the capital stock or assets of such other corporation or entity, the Board or the Committee may, in its sole discretion, grant Options pursuant hereto to all or any persons who, on the effective date of such transaction, hold outstanding options to purchase securities of such other corporation or entity and who, on and after the effective date of such transaction, will become employees or directors of, or consultants or advisors to, the Company or its Affiliates. The number of Shares subject to such substitute Options shall be determined in accordance with the terms of the transaction by which the business combination is effectuated. Notwithstanding the other provisions of this Plan, the other terms of such substitute Options shall be substantially the same as or economically equivalent to the terms of the options for which such Options are substituted, all as determined by the Board or by the Committee, as the case may be. Upon the grant of substitute Options pursuant hereto, the options to purchase securities of such other corporation or entity for which such Options are substituted shall be canceled immediately.

XX. DISSOLUTION OR LIQUIDATION OF THE COMPANY

Upon the dissolution or liquidation of the Company other than in connection with a transaction to which Article XIX is applicable, all Awards granted hereunder shall terminate and become null and void; provided, however, that if the rights of a Participant under the applicable Award have not otherwise terminated and expired, the Participant may, if the Committee, in its sole discretion, so permits, have the right immediately prior to such dissolution or liquidation to exercise any Award granted hereunder to the extent that the right thereunder has become exercisable as of the date immediately prior to such dissolution or liquidation.

XXI. TERMINATION OF THE PLAN

The Plan shall terminate ten (10) years from the date of its adoption by the Board. The Plan may be terminated at an earlier date by vote of the stockholders or the Board; provided, however, that any such earlier termination shall not affect any Award Agreements executed prior to the effective date of such termination. Notwithstanding anything in this Plan to the contrary, any Options granted prior to the effective date of the Plan’s termination may be exercised until the date set forth in the Award Agreement; and the provisions of the Plan with respect to the full and final authority of the Committee under the Plan shall continue to control.

XXII. AMENDMENT OF THE PLAN AND AWARDS

The Plan may be amended by the Board and such amendment shall become effective upon adoption by the Board; provided, however, that any amendment shall be subject to the approval of the stockholders of the Company at or before the next annual meeting of the stockholders of the Company if such stockholder approval is required by the Code, any federal or state law or regulation, the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, or if the Board, in its discretion, determines to submit such changes to the Plan to its stockholders for approval.

The Board may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall (a) materially impair the rights of any Participant without his or her consent or (b) except for adjustments made pursuant to Article XIX, reduce the exercise price of outstanding Options or Rights or cancel or amend outstanding Options or Rights for the purpose of repricing, replacing or regranting such Options or Rights with an exercise price that is less than the exercise price of the original Options or Rights or cancel or amend outstanding Options or Rights with an exercise price that is greater than the Fair Market Value of a Share for the purpose of exchanging such Options or Rights for cash or any other Awards without stockholder approval; provided, that no such amendment may be done without stockholder approval to the extent such approval is required by the Code, any federal or state law or regulations, the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, or if the Board, in its discretion, desires to submit such amendment to its stockholders for approval. Notwithstanding anything herein to the contrary, the Board may amend the terms of any Award theretofore granted if the Board, in its discretion, determines that such amendment is necessary to comply with the requirements of Section 409A of the Code, the rules of any stock exchange or automated quotation systems on which the Shares may be listed or traded or changes in tax or other applicable laws or regulatory requirements.

XXIII. EMPLOYMENT RELATIONSHIP

Nothing herein contained shall be deemed to prevent the Company or an Affiliate from terminating the employment of a Participant, nor to prevent a Participant from terminating the Participant’s employment with the Company or an Affiliate, unless otherwise limited by an agreement between the Company (or an Affiliate) and the Participant.

XXIV. INDEMNIFICATION OF COMMITTEE

In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall, to the extent permitted by the laws of the State of Delaware, be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken by them as directors or members of the Committee and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Board) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that the director or Committee member is liable for gross negligence or willful misconduct in the performance of his or her duties. To receive such indemnification, a director or Committee member must first offer in writing to the Company the opportunity, at its own expense, to defend any such action, suit or proceeding.

XXV. UNFUNDED PLAN

Insofar as it provides for payments in cash in accordance with Article XVI, or otherwise, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall the Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under the Plan. Any liability of the Company to any Participant with respect to a grant of cash, Common Stock or rights thereto under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

XXVI. MITIGATION OF EXCISE TAX

Unless otherwise provided for in the Award Agreement or in any other agreement between the Company (or an Affiliate) and the Participant, if any payment or right accruing to a Participant under this Plan (without the application of this Article XXVI), either alone or together with other payments or rights accruing to the Participant from the Company or an Affiliate, would constitute a “parachute payment” (as defined in Section 280G of the Code and regulations thereunder), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under the Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code. The determination of whether any reduction in the rights or payments under this Plan is necessary shall be made by the Company. The Participant shall cooperate in good faith with the Company in making such determination and providing any necessary information for this purpose.

XXVII. EFFECTIVE DATE

This Plan shall become effective upon adoption by the Board.

XXVIII. RECOVERY

If the Company is or becomes subject to regulations or listing standards adopted pursuant to Section 10D of the Exchange Act, then each Award granted pursuant to the Plan, each Share acquired pursuant to the Plan, and all proceeds in respect of any such Awards or Shares shall be subject to any “clawback” or similar policy of the Company adopted pursuant to such regulations or listing standards that may be in effect from time to time, whether before or after the grant, exercise or settlement of such Awards or Shares.

XXIX. FOREIGN JURISDICTIONS

To the extent the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Plan in jurisdictions outside the United States of America, the Committee in its discretion may modify those restrictions as it determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States of America.

XXX. DEFERRAL OF AWARDS

At the time of the grant of an Award, the Company may permit a Participant to elect to:

(a)	have cash that otherwise would be paid to such Participant as a result of the exercise of an Award credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books;

(b)	have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Award converted into an equal number of Rights; or

(c)	have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Award converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books. Such amounts shall be determined by reference to the Fair Market Value of the Shares as of the date on which they otherwise would have been delivered to such Participant.

A deferred compensation account established under this Article XXX may be credited with interest or other forms of investment return, as determined by the Committee and shall be subject to compliance with Section 409A of the Code. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Article XXX.

XXXI. GOVERNING LAW

This Plan shall be governed by the laws of the State of Delaware and construed in accordance therewith.

XXXII. STATUTE OF LIMITATIONS

If a Participant believes that the Committee has not followed his or her directions, or the Participant believes that he or she has a claim against the Plan, the Company or the Committee under the terms of the Plan and/or any applicable Award Agreement, the Participant must file a written claim with the Committee within one (1) year after the direction was allegedly made. The Committee will furnish each Participant with a statement of his or her vested Options/shares of Stock at least annually. The Participant should review this statement for accuracy.

XXXIII. STOCKHOLDER APPROVAL

It is expressly intended that approval of the Company’s stockholders not be required as a condition of the effectiveness of the Plan, and the Plan’s provisions shall be interpreted in a manner consistent with such intent for all purposes. Specifically, NYSE Listed Company Manual Rule 303A.08 generally requires stockholder approval for equity-compensation plans adopted by companies whose securities are listed on the NYSE pursuant to which stock awards or stock may be acquired by officers, directors, employees or consultants of such companies. NYSE Listed Company Manual Rule 303A.08 provides an exemption in certain circumstances for “employment inducement” awards (within the meaning of NYSE Listed Company Manual Rule 303A.08). Notwithstanding anything to the contrary herein, the Awards under the Plan may only be made to employees who are being hired by the Company or an Affiliate (including through merger or acquisition) and, in each case as an inducement material to the employee’s entering into employment with the Company or an Affiliate. Accordingly, pursuant to NYSE Listed Company Manual Rule 303A.08, the issuance of Awards and the Shares issuable upon vesting of such Awards pursuant to the Plan are not subject to the approval of the Company’s stockholders.

Adopted this 30th day of June, 2022.

WHEELS UP EXPERIENCE INC.
2022 INDUCEMENT GRANT PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT

This Restricted Stock Unit Award Agreement (this “Agreement”) is made as of [●] (the “Grant Date”), between Wheels Up Experience Inc., a Delaware corporation (the “Company”), and [●] (the “Grantee”).

WHEREAS, the Company maintains the Wheels Up Experience Inc. 2022 Inducement Grant Plan (the “Plan”), pursuant to which the Company may grant, among other awards, an award denominated in units of its common capital stock (“Restricted Stock Units”), which are subject to the terms and conditions of the Plan;

WHEREAS, the Company desires to grant to the Grantee an award of Restricted Stock Units as provided herein; and

WHEREAS, the Company and the Grantee understand and agree that any capitalized terms used herein, if not otherwise defined, shall have the same meanings as in the Plan (the Grantee being referred to in the Plan as a “Participant”).

NOW, THEREFORE, in consideration of the forgoing and following mutual covenants and for other good and valuable consideration, the parties agree as follows:

1.            Grant of Restricted Stock Units. The Company grants to the Grantee [●] Restricted Stock Units on the terms and conditions and subject to all the limitations set forth herein and in the Plan, which is incorporated herein by reference. Each Restricted Stock Unit is a notional amount that represents one share of Common Stock. Each Restricted Stock Unit constitutes the right, subject to the terms, conditions and vesting schedule of the Plan and this Agreement, to receive a distribution of a share of Common Stock. The Grantee acknowledges receipt of a copy of the Plan and acknowledges that the definitive records pertaining to the grant of the Restricted Stock Units, and rights hereunder, shall be retained by the Company.

2.            Vesting. To the extent not previously forfeited and except as set forth in the Plan, the Restricted Stock Units shall vest [in equal, annual installments over a three-year period on each anniversary of the Grant Date][alternative vesting schedule], in each case, if the Grantee is continuously employed by, or maintains a service relationship set forth in the Plan with, the Company or any of its Affiliates through the applicable vesting date. Except as provided in the Plan, in the event the Grantee’s employment or other service relationship terminates prior to the applicable vesting date, the Restricted Stock Units that would have vested on such date shall be forfeited by the Grantee.

3.            Settlement. Subject to Sections 4 and 5 hereof, and as otherwise provided in the Plan, the Company shall deliver to the Grantee one Share in settlement of each Restricted Stock Unit that has vested as provided in Section 2 above as soon as reasonably practicable following each such vesting date, but in no event shall the Shares be issued later than the date that is two and one-half (2 ½) months following the date on which the Restricted Stock Unit vests or, if the Company deems it necessary to comply with any applicable securities laws or blackout limitations, no later than the date which is two and one-half (2 ½) months following the end of the calendar year in which the Restricted Stock Unit vests (the “Settlement Date”). On the Settlement Date, the Company shall either (x) register the issuance of the Share in the name of the Grantee through a book entry credit in the records of the Company’s transfer agent, or (y) issue one or more certificates evidencing the Share to the Grantee. No fractional Shares shall be issued in settlement of Restricted Stock Units. Fractional Restricted Stock Units shall be settled through a cash payment equal to the Fair Market Value of a Share on the settlement date. The issuance and transfer of Shares in connection with the Restricted Stock Units shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange or quotation system on which the Common Stock is listed or quoted. No Shares shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.

4.            Withholding. In addition to any rights or obligations with respect to the federal, state, local or foreign income taxes, withholding taxes or employment taxes required to be withheld under applicable law, the Company or any Affiliate employing or otherwise engaging the Grantee shall have the right to withhold from the Grantee, or otherwise require the Grantee or an assignee to pay, any such required withholding obligations arising as a result of grant or vesting and settlement of the Restricted Stock Units or any other taxable event occurring pursuant to this Agreement, including, without limitation, to the extent permitted by law, the right to deduct any such withholding obligations from any payment of any kind otherwise due to the Grantee or to take such other actions (including, without limitation, withholding any Shares or cash deliverable pursuant to the Plan or any Award) as may be necessary to satisfy such withholding obligations.

5.            Section 409A of the Code. This Agreement shall be interpreted in such a manner that all provisions relating to the settlement of the Restricted Stock Units are exempt from the requirements of Section 409A of the Code as “short-term deferrals,” as described in Section 409A of the Code and the rules and regulations promulgated thereunder.

6.            Non-Assignability. The Restricted Stock Unit shall not be transferable by the Grantee, except as the Plan or this Agreement may otherwise provide.

7.            Notices. Any notices required or permitted by the terms of this Agreement or the Plan shall be given by registered or certified mail, return receipt requested, addressed as follows:

To the Company:                  Wheels Up Experience Inc.

601 West 26th Street, Suite 900

New York, New York 10001

Attn: Chief Legal Officer

And to the Grantee at the most recent address the Grantee has provided to the Company. Any such notice shall be deemed to have been given when mailed in accordance with the foregoing provisions.

8.            Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

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9.            Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury of any claim or cause of action in any legal proceeding arising out of or related to this Agreement or the transactions or events contemplated hereby or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party hereto. The parties hereto each agree that any and all such claims and causes of action shall be tried by a court trial without a jury. Each of the parties hereto further waives any right to seek to consolidate any such legal proceeding in which a jury trial has been waived with any other legal proceeding in which a jury trial cannot or has not been waived.

10.            Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

11.            Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its Affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including, but not limited to, Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee: (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

12.            No Rights as Stockholder; No Voting Rights. The Grantee shall not be, nor have any of the rights or privileges of, a stockholder in respect of Restricted Stock Units awarded pursuant to the Plan unless and until the Shares attributable to such Restricted Stock Units have been issued to the Grantee.

13.            Restrictive Covenants. The Grantee acknowledges and recognizes the highly competitive nature of the businesses of the Company, that the Grantee will be allowed access to confidential and proprietary information (including, but not limited to, trade secrets) about those businesses, as well as access to the prospective and actual customers, suppliers, investors, clients and partners involved in those businesses, and the goodwill associated with the Company. The Grantee accordingly agrees to the provisions of Appendix A to this Agreement (the “Restrictive Covenants”). For the avoidance of doubt, the Restrictive Covenants contained in this Agreement are in addition to, and not in lieu of, any other restrictive covenants or similar covenants or agreements between the Grantee and the Company or any Affiliate thereof.

14.            Recoupment. The Restricted Stock Units (and gains earned or accrued in connection with the Restricted Stock Units) shall be subject to such generally applicable policies as to forfeiture and recoupment (including, without limitation, upon the occurrence of material financial or accounting errors, financial or other misconduct or the Grantee’s breach of the Restrictive Covenants and/or Article XV of the Plan) as may be adopted by the Committee or the Board from time to time. Any such policies may (in the discretion of the Committee or the Board) be applied to the Restricted Stock Units at the time of adoption of such policies, or on a prospective basis only. The Grantee shall also forfeit and disgorge to the Company the Restricted Stock Units and any gains earned or accrued due to the sale of any Common Stock to the extent required by applicable law or as required by any stock exchange or quotation system on which the Common Stock is listed or quoted, in each case in effect on or after the effective date of the Plan, including but not limited to Section 304 of the Sarbanes-Oxley Act of 2002 and Section 10D of the Exchange Act. The implementation of policies and procedures pursuant to this Section 14 and any modification of the same shall not be subject to any restrictions on amendment or modification of Awards.

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15.            No Right to Continued Employment or Service Relationship. Nothing in this Agreement shall be deemed to confer on the Grantee any right to continued employment by, or other service relationship with, the Company or any Affiliate, or to interfere with or limit in any way the right of the Company or any Affiliate to terminate such employment or other service relationship at any time.

16.            Waiver; Amendment. Any party hereto or beneficiary hereof may by written notice to the other parties (i) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (ii) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (iii) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach, and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Grantee and the Company.

[Remainder of this page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the Company and the Grantee have caused this Agreement to be executed on their behalf, by their duly authorized representatives, as of the day and year first above written.

WHEELS UP EXPERIENCE INC.		GRANTEE

By:
Name:	Kenneth Dichter	Name:
Title:	Chief Executive Officer

[Signature Page to Restricted Stock Unit Award Agreement]

APPENDIX A

CONFIDENTIALITY AGREEMENT AND RESTRICTIVE COVENANTS

As an employee of or service provider to Wheels Up Experience Inc. (together with its direct and indirect subsidiaries, “Wheels Up” or the “Company”), I recognize that Wheels Up operates in an intensely competitive environment, especially with respect to the innovation, services and pricing that Wheels Up provides, and the customers it develops and seeks to develop. I further recognize that Wheels Up’s relationships with its customers, employees, Wheels Up Business Partners (as defined below) and others with whom it has business dealings (collectively, “Business Relationships”) are considered to be valuable and critical assets of Wheels Up. I also understand that, during my employment or other service relationship with Wheels Up, I will develop and have access to Wheels Up’s Confidential Information (as defined below). I recognize that Wheels Up has expended substantial resources in support of my work and to develop and maintain its Business Relationships and Confidential Information. I understand that Wheels Up’s Confidential Information is not known outside of Wheels Up, that Wheels Up guards the secrecy of its Confidential Information, and that such Confidential Information is of great competitive value to Wheels Up. To protect and prevent the unauthorized disclosure of Wheels Up’s Confidential Information and to protect its Business Relationships, I hereby agree that all provisions of this Confidentiality Agreement and Restrictive Covenants (this “Restrictive Covenant Agreement”) are essential and material terms and conditions of my employment or other service relationship:

1.            Non-Competition. For as long as I am employed or otherwise engaged by Wheels Up, I shall devote my full time and efforts to Wheels Up and shall not participate, directly or indirectly, in any business or activity that is in competition with Wheels Up. During the twelve (12) month period following the effective date of the termination of my Wheels Up employment or other service relationship, I agree not to directly or indirectly acquire any interest in, manage, control, participate in, consult with, become employed by, or render services to a Wheels Up Competitor (as defined below) in the United States or Canada. This provision shall not prohibit me from being a passive owner of not more than two percent (2%) of the outstanding stock of any class of securities of a corporation that is publicly traded, so long as I have no active participation in the business of such corporation.

2.          Non-Solicitation/Non-Interference.     I agree that, during my employment or other service relationship and for a period of twelve (12) months following the effective date of the termination of my employment or other service relationship for any reason, I will not, in any capacity, directly or indirectly:

a.	Solicit (as defined below) or attempt to Solicit any Restricted Wheels Up Customer (as defined below) for the purpose of providing to such customer products or services that are competitive with the products or services provided by Wheels Up to such Restricted Wheels Up Customer; or

b.	encourage, entice or induce any Restricted Wheels Up Customer or Wheels Up Business Partner to transfer its business or patronage from Wheels Up; or

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c.	provide services or products to any Restricted Wheels Up Customer that are similar or substantially related to the services or products that Wheels Up provides or has provided to such Restricted Wheels Up Customer; or

d.	Solicit, encourage, entice or induce any Wheels Up employee to leave his or her employment with Wheels Up; or

e.	directly or indirectly hire or cause any person to be hired who was employed by Wheels Up at the time of the termination of my Wheels Up employment or during any of the twelve (12) months preceding such termination.

3.         Non-Disclosure. I agree to hold Wheels Up’s Confidential Information in the strictest of confidence and further agree that, during my employment, and at all times after its termination for whatever reason, I will not, in any capacity, directly or indirectly, use, disclose, publish or make available to any person or entity any of Wheels Up’s Confidential Information, except (i) such as may be necessary on behalf of Wheels Up, on a “need to know” basis, in the ordinary course of performing my duties as a Wheels Up employee, (ii) in response to a subpoena or as otherwise required by law, provided in the case of a subpoena, I must first provide notice to the Company so that it may evaluate whether to seek to quash any such subpoena, or (ii) to my advisors within the scope of providing services to me, provided they agree in writing not to disclose such Confidential Information in accordance with the terms of this Restrictive Covenant Agreement.

4.         Intellectual Property. I agree that Wheels Up is the sole and exclusive owner of all right, title and interest in all discoveries, developments, designs, improvements, inventions, innovations, processes, techniques, algorithms, technologies, programs, software, works of authorship, know-how and data (whether or not registrable under copyright, trademark or patent statutes), patents, trade secrets, copyrights, trademarks and proprietary information which I may make, conceive, develop, produce, learn, process or acquire, either individually or jointly with others, while providing services as an employee or other service provider of Wheels Up and all the goodwill associated therewith (collectively, the “Intellectual Property”). I shall promptly and fully disclose to Wheels Up all Intellectual Property. I acknowledge and agree that Intellectual Property that is a work of authorship is a “work for hire” (as that term is used under U.S. copyright law), and Wheels Up (or its affiliates, associated companies, successors, assigns or nominees) shall be the sole owner of all copyrights in or connected with such Intellectual Property, including, without limitation, all drawings, memoranda, notes, records, files, correspondence, manuals, models, specifications, computer programs, maps and all other writings or materials of any type embodying any such Intellectual Property. I hereby waive any moral rights that I may have with respect to the Intellectual Property. I hereby irrevocably assign and agree to assign to Wheels Up (or its affiliates, members, associated companies, successors, assigns or nominees) my entire right, title and interest in the Intellectual Property, present and future. I agree to take all reasonable actions and cooperate as is necessary to protect and preserve the intellectual and proprietary rights in the Intellectual Property and further agree to promptly execute and deliver any specific assignments or other papers and lawful documents that might be necessary to perfect the sole right, title and interest in Wheels Up (or its affiliates, members, associated companies, successors, assigns or nominees) in the Intellectual Property covered in this Restrictive Covenant Agreement and promptly execute and deliver any and all papers and lawful documents required or necessary to obtain and maintain effective patent, copyright or other protection in the Intellectual Property by Wheels Up (or its affiliates, members, associated companies, successors, assigns or nominees) or that might otherwise be reasonably requested by Wheels Up, during and after my employment or other service relationship. I irrevocably designate and appoint Wheels Up and its duly authorized officers and agents as my agent and attorney-in-fact to execute and file any and all applications and other necessary documents and to do all other lawfully permitted acts to further the prosecution, issuance or enforcement of patents, copyrights, trade secrets and similar protections related to such Intellectual Property with the same legal force and effect as if I had executed them myself. I warrant and represent that, as of the date hereof, I own no inventions (whether patentable or not), patents, trade secrets, trademarks, trade names, copyrights, or other intellectual property that, if developed during my employment or other service relationship with Wheels Up, would be considered “Intellectual Property” hereunder, and that I have not executed and will not execute any document or instrument in conflict herewith.

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5.          Return of Property. I agree that immediately upon termination of my employment or other service relationship with Wheels Up for whatever reason, I will return to Wheels Up all of its property and information, including all copies thereof, in whatever form maintained, including, without limitation, documents, records, files, lists (including customer lists and prospective customer lists) and all of Wheels Up’s Confidential Information, and will delete all references to such property and information, including Wheels Up’s Confidential Information, from any personal mechanical or electronic files or devices I own or maintain, in whatever form, after providing only to Wheels Up a hard, electrical and/or computerized copy, in usable and readable format, of such property and information.

6.          Subsequent Employment. I will provide a copy of this Restrictive Covenant Agreement to any prospective employer or other person or entity that is considering me for employment, so that the obligations and restrictions of this Restrictive Covenant Agreement are fully disclosed.

7.          Injunctive Relief. I agree that money damages would be both incalculable and an insufficient remedy for any breach by me of this Restrictive Covenant Agreement and that any such actual, threatened or continuing breach will cause Wheels Up irreparable harm. In the event of any such breach of this Restrictive Covenant Agreement, Wheels Up shall be entitled, without the requirement of posting a bond, to equitable relief, including temporary, preliminary or permanent injunctive relief and specific performance against me, in any court of competent jurisdiction. Such equitable relief shall not be the exclusive remedy for any breach by me of this Restrictive Covenant Agreement but shall be in addition to any other damages or remedies available at law or in equity to Wheels Up. Wheels Up’s failure to pursue any of its rights under this Restrictive Covenant Agreement or similar agreements with others shall not prejudice any of Wheels Up’s rights under this Restrictive Covenant Agreement.

8.          Reasonable Terms. I agree that the terms and restrictions of this Restrictive Covenant Agreement are legitimate and reasonable in light of my access to Confidential Information, substantial contacts with Wheels Up’s customers, and Wheels Up’s need to develop and market its services and products. I acknowledge that Wheels Up markets and sells its services and/or products in North America and that it is reasonable to restrict my activities in the United States and Canada during the time periods provided for herein in accordance with this Restrictive Covenant Agreement. I further acknowledge that after the termination of my employment or other service relationship with Wheels Up for any reason, I will be able to earn a livelihood without violating the foregoing restrictions.

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9.            Non-Disparagement. I agree that I will not at any time, during or after my employment, to the extent permitted by law, disparage, criticize or ridicule Wheels Up or any affiliated or related entity or current or former officers, directors or employees of Wheels Up, to any individuals or entities with whom Wheels Up or any affiliated or related entity has or may have a business relationship or to any third party in the financial services community. Further, I will not make any negative public comments regarding Wheels Up or any affiliated entity by way of news interviews, posting comments on, or publishing internet blogs or webpages (whether or not done anonymously), or publishing and/or circulating any other form of media, or the expression of my personal views, opinions or judgments to the media, internet blogs or webpages, or otherwise (whether or not done anonymously). The foregoing shall not be violated by truthful statements in response to legal process, required governmental testimony or filings, or administrative or arbitral proceedings (including, without limitation, depositions in connection with such proceedings), and the foregoing shall not apply to any claims for harassment or discrimination to the extent so restricted by applicable state law.

10.            Enforceability. In the unlikely event that any of the covenants or provisions contained in this Restrictive Covenant Agreement, or any part thereof, is held to be unenforceable because of their duration, scope or the geographic area covered thereby, or for any other reason, the court making such determination shall have the power to reduce the duration, scope and/or geographic area thereof, or otherwise modify such covenant or provision, and enforce such covenant or provision in its reduced or modified form. If any of the covenants or provisions contained in this Restrictive Covenant Agreement, or any part thereof, is held to be invalid or unenforceable in any respect, the same shall not affect the remainder of the covenants or provisions which shall be given full force and effect without regard to the invalid portions.

11.            Definitions:

“Confidential Information” means information that has or could have commercial value or other utility in the business in which Wheels Up is engaged, and all information which, if disclosed without authorization, could be detrimental to the interests of Wheels Up, including, without limitation, information regarding the identity of Wheels Up customers, prospective customers and business plans. Confidential Information includes, without limitation, discoveries, ideas, inventions (whether patentable or not), trade secrets, techniques, and other know-how, business methods, strategies, plans, products, marketing programs, pricing of goods and services, specifications, drawings, sketches, models, samples, data, computer programs, databases, applications, software, documentation, and other technical and business information, works of authorship (whether published or unpublished), customer lists, customer preference and other customer information, prospective customer information, and vendor information. Confidential Information also includes any information received from third parties that Wheels Up is obligated to treat as confidential or proprietary. Confidential Information shall not include information that becomes generally available to the public other than as a result of my disclosure.

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“Restricted Wheels Up Customer” means any Wheels Up customer that I worked with, serviced, or became aware of as a result of my Wheels Up employment or other service relationship.

“Solicit” means to initiate any contact or communication of any kind, including, without limitation, an offer, announcement (including an announcement of a new affiliation), invitation or any request to transact business other than on behalf of Wheels Up, other than by means of a general announcement, posting or communication in a classified advertisement or the like, not targeted in any manner to any person or company against which there is a restriction against making a solicitation in this Restrictive Covenant Agreement.

“Wheels Up Business Partner” means any corporation, partnership, sole proprietorship or other entity from which Wheels Up purchases or otherwise acquires supplies, materials, services or financing, including, but not limited to, Wheels Up’s suppliers, distributors, advertising agency, public relations agency, vendors and investors.

“Wheels Up Competitor” means any corporation, partnership, sole proprietorship or other entity whose principal business involves marketing, soliciting or selling products or services materially and directly competitive with products or services being developed, produced, marketed or sold by Wheels Up as of the date of my termination. By way of example, Wheels Up Competitors as of the date hereof include NetJets, Directional Aviation, Flexjet, Sentient, Flight Options, XOJet, Vista Jet, JetLinx, FlyExclusive, PrivateFly and PlaneSense.

12.        Nature of Employment or Service Relationship. As applicable, I agree that this Restrictive Covenant Agreement does not alter my at-will employment at Wheels Up and is in addition to and not a limitation on any other terms or conditions of my employment. I further agree that my continued employment or other service relationship with Wheels Up, as well as the Restricted Stock Unit Award Agreement by and between the Company and me, dated concurrent herewith, constitutes good and valuable consideration for this Restrictive Covenant Agreement. I have consulted or been given an opportunity to consult with my personal attorney before signing this Restrictive Covenant Agreement.

13.        State and Commonwealth Law Modifications. I agree that if I, on the last day of my employment or other service relationship with Wheels Up (for any reason), primarily reside and work in California, Illinois, Louisiana, Massachusetts, Nebraska, Oklahoma, Puerto Rico, South Carolina, Virginia, Washington or Wisconsin, I am subject to the modifications to this Restrictive Covenant Agreement set forth in Exhibit I applying to such state and to the extent such state law applies.

14.        Governing Law. This Restrictive Covenant Agreement shall be governed and enforced under the laws of the State of New York, without regard to any conflicts of laws principles thereof that would call for the application of the laws of any other jurisdiction. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Restrictive Covenant Agreement may be brought against either of the parties in the courts of the State of New York located in New York County, or if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world, whether within or without the State of New York.

[Signature page follows]

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IN WITNESS WHEREOF, the Company and the Grantee have caused this Restrictive Covenant Agreement to be executed on their behalf, by their duly authorized representatives, as of the dates set forth below.

WHEELS UP EXPERIENCE INC.		GRANTEE

By:
Name:	Kenneth Dichter	Name:
Title:	Chief Executive Officer

Date:		Date:

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EXHIBIT I

STATE AND COMMONWEALTH LAW MODIFICATIONS

This Exhibit I to the Confidentiality Agreement and Restrictive Covenants Agreement (the “Restrictive Covenant Agreement”) includes jurisdiction-specific “Addenda,” which modify the Restrictive Covenant Agreement as applied to individuals who primarily reside and work in one of the applicable jurisdictions, but only to the extent the laws of such jurisdiction are applicable to the Restrictive Covenant Agreement. The Addenda of this Exhibit I should be read in conjunction with the rest of the Restrictive Covenant Agreement and enforced to the fullest extent permissible to protect Wheels Up’s legitimate business interests.

CALIFORNIA ADDENDUM

No. 1:

The covenants in Section 1 “Non-Competition” apply during my employment with Wheels Up, but do not apply post-employment, during such time that my base location is in California.

No. 2:

The covenants in Section 2 “Non-Solicitation/Non-Interference” apply during my employment with Wheels Up, but do not apply post-employment, during such time that my base location is in California.

No. 3:

Section 4 “Intellectual Property” is supplemented by the following:

The terms of this Restrictive Covenant Agreement requiring disclosure and assignment of inventions to Wheels Up do not apply to any invention that qualifies fully under California Labor Code Section 2870, which reads:

(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1)            Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(2)            Result from any work performed by the employee for the employer.

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(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

While employed, I will advise Wheels Up promptly in writing of any inventions that I believe meet the criteria in California Labor Code Section 2870 for a confidential ownership determination.

No. 4:

Section 9 “Non-Disparagement” is stricken and replaced by the following:

During the term of my employment or other service relationship with Wheels Up and at all times thereafter, I will not directly, or through any other person or entity, make any public or private statements that are disparaging of Wheels Up, its affiliates or subsidiaries, or their respective businesses or employees, officers, directors, or stockholders, or any product or service offered by Wheels Up, except as otherwise allowed by law, including California Government Code Section 12964.5.

No. 5:

Section 13 “Governing Law” shall substitute “California” for “New York” with respect to the choice of law and forum, during such time that I primarily reside and work in California.

ILLINOIS ADDENDUM

(effective as of January 1, 2022)

No. 1:

The covenants in Section 1 “Non-Competition” shall only apply if, at the time of my termination of employment (for any reason), (i) my actual or expected annualized rate of earnings exceeds $75,000 per year beginning January 1, 2022, $80,000 per year beginning on January 1, 2027, $85,000 per year beginning on January 1, 2032, or $90,000 per year beginning on January 1, 2037, and (ii) I am not covered by a collective bargaining agreement under the Illinois Public Labor Relations Act or the Illinois Educational Labor Relations Act.

In the event that (i) Section 1 “Non-Competition” applies based on the foregoing paragraph and (ii) Wheels Up terminates me or furloughs me or lays me off as the result of business circumstances or governmental orders related to the COVID-19 pandemic, or under circumstances that are similar to the COVID-19 pandemic, then Section 1 “Non-Competition” shall be supplemented by the following language:

If Wheels Up enforces the restrictions in this Section 1 for a period of twelve (12) months following the effective date of termination of my employment as the result of business circumstances or governmental orders related to the COVID-19 pandemic, or under circumstances that are similar to the COVID-19 pandemic, it will pay me, during such period, an amount equal to my base salary at the time of termination for the period of enforcement, minus compensation earned through subsequent employment during the period of enforcement. Such payments will be made on a pro-rata basis during the period of enforcement in the same manner that I would have received base salary payments from Wheels Up had I been employed during such period.

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No. 2:

The covenants in Section 2 “Non-Solicitation/Non-Interference” shall only apply if, at the time of my termination of employment (for any reason), my actual or expected annualized rate of earnings exceeds $45,000 per year beginning January 1, 2022, $47,500 per year beginning on January 1, 2027, $50,000 per year beginning on January 1, 2032, and $52,500 per year beginning on January 1, 2037.

No. 3:

Section 8 “Reasonable Terms” is supplemented by the following:

In addition, I acknowledge and agree that the non-competition restrictions contained in Section 1 of this Restrictive Covenant Agreement are no greater than are required for the protection of Wheels Up’s legitimate business interests, such restrictions do not impose undue hardship on me and the restrictions are not injurious to the public.

No. 4:

Section 9 “Non-Disparagement” is supplemented by the following:

Further, Wheels Up hereby informs me the foregoing is not intended to bar me from disclosing or communicating any claims protected under the Illinois Workplace Transparency Act.

No. 5:

The final sentence of Section 12 “Nature of Employment” is stricken and replaced by the following:

I acknowledge and agree that Wheels Up advised me to consult with an attorney prior to signing this Restrictive Covenant Agreement and further advised me that I have at least fourteen (14) calendar days within which to review and consider this Restrictive Covenant Agreement and that, if I sign this Restrictive Covenant Agreement in less time, I have done so voluntarily.

No. 6:

Section 13 “Governing Law” shall substitute “Illinois” for “New York” with respect to the choice of law and forum, during such time that I primarily reside and work in Illinois.

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LOUISIANA ADDENDUM

No. 1:

The geographic scope in Section 1 “Non-Competition” is limited to that geographic area where I had performed material responsibilities for Wheels Up, represented Wheels Up or had business contact with Restricted Wheels Up Customers in the two (2) year period preceding the termination of my employment from Wheels Up. This restricted geographic area (the “Restricted Area”) shall encompass the following Louisiana parishes: Acadia Parish, Allen Parish, Ascension Parish, Assumption Parish, Avoyelles Parish, Beauregard Parish, Bienville Parish, Bossier Parish, Caddo Parish, Calcasieu Parish, Caldwell Parish, Cameron Parish, Catahoula Parish, Claiborne Parish, Concordia Parish, DeSoto Parish, East Baton Rouge Parish, East Carroll Parish, East Feliciana Parish, Evangeline Parish, Franklin Parish, Grant Parish, Iberia Parish, Iberville Parish, Jackson Parish, Jefferson Parish, Jefferson Davis Parish, Lafayette Parish, Lafourche Parish, LaSalle Parish, Lincoln Parish, Livingston Parish, Madison Parish, Morehouse Parish, Natchitoches Parish, Orleans Parish, Ouachita Parish, Plaquemines Parish, Pointe Coupee Parish, Rapides Parish, Red River Parish, Richland Parish, Sabine Parish, St. Bernard Parish, St. Charles Parish, St. Helena Parish, St. James Parish, St. John the Baptist Parish, St. Landry Parish, St. Martin Parish, St. Mary Parish, St. Tammany Parish, Tangipahoa Parish, Tensas Parish, Terrebonne Parish, Union Parish, Vermilion Parish, Vernon Parish, Washington Parish, Webster Parish, West Baton Rouge Parish, West Carroll Parish, West Feliciana Parish, and Winn Parish, all so long as the business of Wheels Up is transacted therein.

No. 2:

The lead-in to Section 2 “Non-Solicitation/Non-Interference” is stricken and replaced by the following:

I agree that, during my employment or other service relationship and for a period of twelve (12) months following the effective date of the termination of my employment or other service relationship for any reason, I will not, in any capacity, directly or indirectly, within the Restricted Area, as defined in Section 2:…

No. 3:

Section 13 “Governing Law” shall substitute “Louisiana” for “New York” with respect to the choice of law and forum, during such time that I primarily reside and work in Louisiana.

MASSACHUSETTS ADDENDUM

No. 1:

Section 1 “Non-Competition” is stricken and replaced by the following:

1.             Non-Competition. In exchange for Wheels Up providing me the consideration set forth in the Restricted Stock Unit Award Agreement by and between the Company and me, dated concurrent herewith, I agree that during my employment and for a period of twelve (12) months from the “Termination Date” (i.e., the date of my voluntary termination of employment or of the involuntary termination of my employment with Cause (as defined below)), I will not, directly or indirectly, engage in “Competition” (as defined below) within the “Geographic Region” (as defined below).

(a)            “Cause” means misconduct, violation of any policy of Wheels Up, including any rule of conduct or standard of ethics of Wheels Up, breach of this Restrictive Covenant Agreement (including this Addendum) or the breach of any confidentiality, non-disclosure, non-solicitation or assignment of inventions obligations to Wheels Up, failure to meet Wheels Up’s reasonable performance expectations, or other grounds directly and reasonably related to the legitimate business needs of Wheels Up.

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(c)            “Competition” means to provide the same or substantially similar services to a Wheels Up Competitor as those that I provided to Wheels Up during the last two (2) years of my employment with Wheels Up. “Competition” does not include passive investments of less than two percent (2%) ownership interest in any entity.

(d)            “Geographic Region” means the geographic area in which I, during any time within the last two years of my employment with Wheels Up, provided services or had a material presence or influence.

(e)            If Wheels Up enforces the restrictions in this Section 1 for a period of time after the Termination Date (the “Restraint Period”), it will pay me, during the Restraint Period, an amount equal to fifty percent (50%) of my annual base salary. My annual base salary, for the purposes of this Section 1(e), will be calculated based on my average annual salary for my last two (2) years of employment, less any applicable deductions, and excluding any incentive compensation, bonuses, benefits, or other compensation, less any applicable deductions (the “Restraint Payment”). The Restraint Payment will be paid on a pro-rata basis during the Restraint Period in the same manner that I would have received wages from Wheels Up had I been employed during the Restraint Period.

(f)            The Restraint Period shall be extended from twelve (12) months following the Termination Date to twenty-four (24) months following the Termination Date if I (i) breached my fiduciary duty(ies) to Wheels Up or (ii) unlawfully took, physically or electronically, property belonging to Wheels Up. In the event that the Restraint Period is extended due to my breach of my fiduciary duty(ies) to Wheels Up, or due to my having unlawfully taken, physically or electronically, property belonging to Wheels Up, Wheels Up shall not be required to provide payments to me during the extension of the Restraint Period.

(g)            I understand that if Wheels Up elects to waive the non-competition provisions set forth herein, I will not receive any compensation or consideration described in Section 1(e). I further understand that at the time of my separation from employment, Wheels Up shall elect whether to waive its enforcement of the non-competition provisions in this Restrictive Covenant Agreement (including this Massachusetts Addendum). I will be notified by Wheels Up of its election or waiver by letter, in a form of the following notice:

Wheels Up Experience Inc. (the “Company”), pursuant to Section 1 of the Massachusetts Addendum (dated ___________, 20__) to the Confidentiality Agreement and Restrictive Covenants (the “Restrictive Covenant Agreement”), in its sole discretion, elects to:

☐ Enforce the twelve (12) month Restraint Period according to Section 1 of the Addendum. As agreed to by the parties, the Company agrees to pay the employee the amounts described in Section 1(e) of the Addendum.

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☐ Waive enforcement of the Restraint Period. The undersigned employee shall not receive any compensation or consideration pursuant to Section 1(e) of the Addendum.

Regardless of the election or waiver, the undersigned employee remains bound by all other terms of the Restrictive Covenant Agreement, and also remains bound by the terms of any and all other agreements between the undersigned employee and the Company.

(h)            If I was already employed by Wheels Up on the date of my signature on this Restrictive Covenant Agreement, I acknowledge that this Restrictive Covenant Agreement, including this Massachusetts Addendum, was delivered to me at least ten (10) business days before the date that this Addendum was executed by both of the parties. If I was not already employed by Wheels Up on the date of my signature on this Restrictive Covenant Agreement, I acknowledge that this Restrictive Covenant Agreement, including this Massachusetts Addendum, was delivered to me (i) before a formal offer of employment was made by Wheels Up, or (ii) ten (10) business days before the commencement of my employment with Wheels Up, whichever was earlier.

(i)            I acknowledge that I have been advised of my right to consult with counsel of my own choosing prior to signing this Restrictive Covenant Agreement and this Massachusetts Addendum. By signing this Restrictive Covenant Agreement and this Addendum, I acknowledge that I had time to read and understand the terms of this Restrictive Covenant Agreement and this Addendum, and to consult with my own legal counsel, not including counsel for Wheels Up, regarding this Restrictive Covenant Agreement and the Addendum prior to their execution. I agree that I have actually read and understand this Restrictive Covenant Agreement and this Addendum and all of their terms, and that I am entering into and signing this Restrictive Covenant Agreement and this Addendum knowingly and voluntarily, and that in doing so I am not relying upon any statements or representations by Wheels Up or its agents.

(j)            I acknowledge that (i) the Non-Competition covenant contained in this Section 1 is no broader than necessary to protect Wheels Up’s trade secrets, Confidential Information, and goodwill, and (ii) the business interests identified in this Restrictive Covenant Agreement cannot be adequately protected through restrictive covenants other than the Non-Competition covenant contained in this Section 1, including, without limitation, the non-solicitation and non-disclosure restrictions set forth in this Restrictive Covenant Agreement.

No. 2:

Section 8 “Reasonable Terms” is supplemented by the following:

In addition, I agree that the restrictions contained in this Restrictive Covenant Agreement are reasonable and necessary to protect Wheels Up’s legitimate business interests and that full compliance with the terms of this Restrictive Covenant Agreement will not prevent me from earning a livelihood following the termination of my employment, and that these covenants do not place an undue restraint on me. I further understand that the restrictions in this Restrictive Covenant Agreement – other than the non-competition restrictions set forth in Section 1 – apply no matter whether my employment is terminated by Wheels Up or me and no matter whether that termination is voluntary or involuntary. I understand that the non-competition provisions in Section 1 apply following the voluntary termination of my employment or the involuntary termination of my employment for Cause, as defined in Section 1, unless Wheels Up elects to waive the non-competition provisions of Section 1 as set forth in Section 1(g).

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No. 3:

Section 13 “Governing Law” is supplemented by the following:

Notwithstanding the foregoing, the interpretation, validity, and enforcement of the non-competition provisions set forth in Section of this Restrictive Covenant Agreement and Massachusetts Addendum will be governed by the laws of the Commonwealth of Massachusetts, without regard to any conflicts of laws principles that would require the application of the law of another jurisdiction. The parties agree that any action relating to or arising out of the non-competition provisions shall be brought in (1) the United States District Court for the District of Massachusetts, Eastern Division, if that court has subject matter jurisdiction over the dispute, or, if it does not, in (2) the Business Litigation Session of the Suffolk County Superior Court, or, if the Business Litigation Session does not accept the case for whatever reason whatsoever, the Suffolk County Superior Court. The parties agree and consent to the personal jurisdiction and venue of the federal or state courts of Massachusetts for resolution of any disputes or litigation arising under or in connection with the non-competition provisions set forth in Section 1 of this Restrictive Covenant Agreement and this Massachusetts Addendum, and waive any objections or defenses to personal jurisdiction or venue in any such proceeding before any such court.

No. 4:

A new Section 14 “Survival” is added as follows:

I agree that all non-solicitation, non-disclosure and use, non-recruiting, and disclosure obligations in this Restrictive Covenant Agreement shall survive any termination of this Restrictive Covenant Agreement and extend to the proscribed periods following my last day of employment with Wheels Up (for any reason), and no dispute regarding any other provisions of this Restrictive Covenant Agreement or regarding my employment or the termination of my employment shall prevent the operation and enforcement of these obligations. I further agree that all non-competition obligations in this Restrictive Covenant Agreement shall survive the voluntary termination of my employment or the involuntary termination of my employment for Cause, as defined in Section 1, unless Wheels Up elects to waive the non-competition provisions of Section as set forth in Section 1(g), and no dispute regarding any other provisions of this Restrictive Covenant Agreement or regarding my employment or the termination of my employment shall prevent the operation and enforcement of these obligations.

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NEBRASKA ADDENDUM

No. 1:

The obligations under Section 1 “Non-Competition” do not apply to a Nebraska employee doing business in Nebraska, but do apply, as stated, to other competitive activity.

No. 2:

The obligations under Section 2 “Non-Solicitation/Non-Solicitation” are strictly limited to those current and existing Restricted Wheels Up Customers or employees with whom I actually did business and had direct, personal contact while employed by Wheels Up.

All other covenants, agreements and promises contained in this Restrictive Covenant Agreement remain in full force and effect and still apply to Nebraska employees doing business inside and outside of Nebraska.

OKLAHOMA ADDENDUM

No. 1:

The covenants in Section 1 “Non-Competition” do not apply to me if my base location is in Oklahoma.

No. 2:

Section 2 “Non-Solicitation/Non-Interference” is amended such that the following language solely applies:

I covenant and agree that for a period of twelve (12) months after my employment with Wheels Up ends (for any reason), I will not directly solicit the sale of goods, services or a combination of goods and services from the established customers of Wheels Up.

PUERTO RICO ADDENDUM

No. 1:

The covenants in Section 1 “Non-Competition” and Section 2 “Non-Solicitation/Non-Interference” are stricken and replaced by the following covenants and definitions:

1.            Non-Competition. I acknowledge and agree that Wheels Up would be irreparably damaged if I – in any capacity (i.e., as an independent contractor, consultant, employee, shareholder, member, owner or business partner) – were to provide services to any person directly or indirectly competing with Wheels Up or any of its affiliates or Engaged (as defined below) in a Competing Business (as defined below) and that such competition by me would result in a significant loss of Goodwill (as defined below) by Wheels Up. Therefore, I agree that the following are reasonable restrictions and agree to be bound by such restrictions:

(a)            During my employment, and for a period of twelve (12) months immediately following the termination of such employment for any reason, I shall not, directly or indirectly – in any capacity (i.e., as an independent contractor, consultant, employee, shareholder, member, owner or business partner) – Engage in Competing Business services or activities within the Restricted Territory (as defined below); provided, that nothing herein shall prohibit me from being a passive owner of not more than two percent (2%) of the outstanding stock of any class of a corporation which is publicly traded so long as I do not have any active participation in the business of such corporation.

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(b)            I warrant and represent that the nature and extent of this non-competition clause has been fully explained to me by Wheels Up and that my decision to accept the same is made voluntarily, knowingly, intelligently and free from any undue pressure or coercion. I further warrant and represent that I have agreed to this non-competition clause in consideration of the Restricted Stock Unit Award I will be receiving in conjunction with the execution of this Restrictive Covenant Agreement.

(c)            For purposes of this Section 1 and Section 2, below, the following terms have the meanings set forth below:

“Similar Business” means the same or substantially the same business activity or activities performed or engaged by me for, or on behalf, of the business of Wheels Up or one of its subsidiaries or affiliated companies.

“Engage” means participate in, consult with, be employed by, or assist with the organization, policy making, ownership, financing, management, operation or control of any Similar Business in any capacity (i.e., as an independent contractor, consultant, employee, shareholder, member-owner, or business partner).

“Goodwill” means any tendency of customers, distributors, representatives, employees, vendors, suppliers, or federal, state, local or foreign governmental entities to continue or renew any valuable business relationship with Wheels Up or any Similar Business with which I may be associated, based in whole or in part on past successful relationships with Wheels Up or the lawful efforts of Wheels Up to foster such relationships, and in which I actively participated at any time during the most recent twelve (12) months of my employment.

“Competing Business” means any individual (including me), corporation, limited liability company, partnership, joint venture, association, or other entity, regardless of form, that is directly engaged in whole or in relevant part in any business or enterprise that is the same as, or substantially the same as, that part of Wheels Up for which I provided services during the last two (2) years of my employment, or that is taking material steps to engage in such business.

“Customers” means those individuals, companies, or other entities for which Wheels Up has provided or does provide products or services in connection with the business of Wheels Up, or those individuals, companies, or other entities to which Wheels Up has provided written proposals concerning the business of Wheels Up in the two (2) year period preceding the termination of my employment.

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“Restricted Territory” means those municipalities within the Commonwealth of Puerto Rico in which I performed the Competing Business.

2.             Non-Solicitation/Non-Interference.

(a)            Non-Solicitation of Customers. I agree that for a period of twelve (12) months following the voluntary or involuntary termination of my employment for any reason, I will not, either on my own behalf or for any Competing Business, directly or indirectly solicit, divert, or appropriate (or attempt to solicit, divert, or appropriate) any Customer with which I had material business contact in the six (6) month period preceding the termination of my employment, for providing products or services that are the same as or substantially similar to those provided by Wheels Up.

(b)            Non-Solicitation of Employees. I recognize and admit that Wheels Up has a legitimate business interest in retaining its employees, representatives, agents and/or consultants and of protecting its business from previous employees, representatives, agents and/or consultants, which makes necessary the establishment of a non-solicitation clause in the Agreement. I agree that for a period of twelve (12) months following the voluntary or involuntary termination of my employment for any reason, I shall not, directly or indirectly, (i) induce or attempt to induce any employee, representative, agent or consultant of Wheels Up or any of its affiliates or subsidiaries to leave the employ or services of Wheels Up or any of its affiliates or subsidiaries, or in any way interfere with the relationship between Wheels Up or any of its affiliates or subsidiaries and any employee, representative, agent or consultant thereof, or (ii) hire any person who was an employee, representative, agent or consultant of Wheels Up or any of its affiliates or subsidiaries at any time during the twelve (12) month period immediately prior to the date on which such hiring would take place. No action by another person or entity shall be deemed to be a breach of this provision unless I directly or indirectly assisted, encouraged or otherwise counseled such person or entity to engage in such activity.

No. 2:

Section 10 “Enforceability” is stricken in its entirety.

No. 3:

Section 13 “Governing Law” is supplemented by the following:

Notwithstanding the foregoing, the laws of Puerto Rico will govern the interpretation, validity, and enforcement of the non-competition provisions set forth in Section 1 of this Restrictive Covenant Agreement and Puerto Rico Addendum.

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SOUTH CAROLINA ADDENDUM

No. 1:

The covenants in Section 1 “Non-Competition” and Section 2 “Non-Solicitation/Non-Interference” are stricken and replaced by the following covenants and definitions:

1.             Non-Competition.

(a)            I agree that for a period of twelve (12) months following the voluntary or involuntary termination of my employment for any reason, I will not, directly or indirectly, own, manage, operate, join, control, be employed by or with, or participate in any manner with a Competing Business (as defined below) anywhere in the Restricted Territory (as defined below) where doing so will require me to provide the same or substantially similar services to any such Competing Business as those that I provided to Wheels Up during the last two (2) years of my employment.

(b)            For purposes of this Section 1 and Section 2, below, the following terms have the meanings set forth below:

“Competing Business” means any individual (including me), corporation, limited liability company, partnership, joint venture, association, or other entity, regardless of form, that is directly engaged in whole or in relevant part in any business or enterprise that is the same as, or substantially the same as, that part of Wheels Up for which I provided services during the last two (2) years of my employment, or that is taking material steps to engage in such business.

“Customers” means those individuals, companies, or other entities for which Wheels Up has provided or does provide products or services in connection with the business of Wheels Up, or those individuals, companies, or other entities to which Wheels Up has provided written proposals concerning the business of Wheels Up in the two (2) year period preceding the termination of my employment.

“Restricted Territory” means:

(1)           the counties or areas where I worked for Wheels Up or had material business contact with the Customers in the two (2) year period preceding the termination of my employment with Wheels Up: and/or

(2)           the geographic territory in which I worked for Wheels Up, represented Wheels Up, or had material business contact with the Customers in the two (2) year period preceding the termination of my employment with Wheels Up.

I agree that subsections (1) and (2) above are separate and severable covenants.

2.             Non-Solicitation of Customers. I agree that for a period of two (2) years following the voluntary or involuntary termination of my employment for any reason, I will not, either on my own behalf or for any Competing Business, directly or indirectly solicit, divert, or appropriate, or attempt to solicit, divert, or appropriate any Customer with which I had material business contact in the two (2) year period preceding the termination of my employment, for the purposes of providing products or services that are the same as or substantially similar to those provided by Wheels Up.

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No. 2:

The definition of “Confidential Information” in Section 11 is further limited to that Confidential Information I learn about or am exposed to through my employment with Wheels Up.

VIRGINIA ADDENDUM

No. 1:

The geographic scope in Section 1 “Non-Competition” is limited to twenty-five (25) miles from any location where I physically worked and performed material responsibilities for Wheels Up.

No. 2:

Section 1 “Non-Competition” and Section 2 “Non-Solicitation/Non-Interference” shall not apply if, at the time of my termination of employment (for any reason), I am considered a “low-wage employee” pursuant to Virginia Code § 40.1-28.7:8(A), meaning that I earn less than the average weekly wage of the Commonwealth of Virginia as determined by subsection B of Virginia Code § 65.2-500.

No. 3:

Sections 2(d) and 2(e) “Non-Solicitation/Non-Interference” are stricken and replaced by the following:

d. Solicit, encourage, entice or induce any Wheels Up employee to leave his or her employment with Wheels Up and become employed by a Wheels Up Competitor; or

e. with respect to any person who was employed by Wheels Up at the time of the termination of my Wheels Up employment or during any of the twelve (12) months preceding such termination, directly or indirectly hire or cause any such person to be hired by a Wheels Up Competitor.

WASHINGTON ADDENDUM

No. 1:

The covenants in Section 1 “Non-Competition” are stricken and replaced by the following:

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1.             Non-Competition.

(a)            The non-competition provisions of this Section 1 shall only apply when my annualized salaried exceeds the compensation requirements of the Restrictions on Noncompetition Covenants Bill 5478 as codified in RCW 49.

(b)            I agree that during my employment with Wheels Up and for twelve (12) months after the termination of my employment for any reason, I will not, directly or indirectly, engage in Competing Services (as defined below) with respect to any Competing Business Line (as defined below). I understand that the restrictions in this Section 1 apply no matter whether my employment is terminated by me or Wheels Up and no matter whether that termination is voluntary or involuntary. The above restrictions shall not apply to passive investments of less than two percent (2%) ownership interest in any entity. For purposes of this Restrictive Covenant Agreement, “Competing Business Line” means any business that is in competition with any business engaged in by Wheels Up and for which I performed Competing Services during the two (2) years prior to my last day of employment with Wheels Up. For purposes of this Restrictive Covenant Agreement, “Competing Services” means the same or similar responsibilities I performed for Wheels Up during the two (2) years prior to my last day of employment with Wheels Up and within the same geographic scope, or portion thereof, with respect to which I performed those responsibilities for Wheels Up.

(c)            I agree that, if and after my employment with Wheels Up ends because of or in connection with a layoff or reduction-in-force, the non-competition provisions of Section 1(a) above will not be enforced by Wheels Up unless and to the extent that it pays me an amount that is equal to or greater than my base salary rate that is in effect on the last day of my employment with Wheels Up. Such payments will be made to me at regular payroll intervals for the duration of the twelve (12) month post-employment non-competition period or such shorter period during which Wheels Up enforces these non-competition provisions. I agree that I must promptly inform Wheels Up of the date on which I begin any other employment or engagement by, with or for the benefit of any other individual or entity, at which time I agree Wheels Up may and will terminate all such payments to me. Although such payments by Wheels Up will terminate when I commence employment or any other engagement by, with or for the benefit of another individual, entity or employer, I agree that the Section 1(a) non-competition restrictions will remain in effect until twelve (12) months after my Company employment ends. I also agree that if I fail to timely notify Wheels Up of any other employment or engagement, and if Wheels Up’s payments to me therefore continue after I have commenced any such employment or engagement, then any such payments to me will be deemed to be placed by me in constructive trust for the benefit of Wheels Up, and I agree that I must and will promptly return all such payments to Wheels Up.

No. 2:

Section 13 “Governing Law” is stricken and replaced by the following:

This Restrictive Covenant Agreement shall be governed by and construed in accordance with the laws of the State of Washington without giving effect to any conflict of law provisions. Any claim, dispute or declaration arising out of or in connection with this Restrictive Covenant Agreement will be resolved exclusively in the state or federal courts in the State of Washington.

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WISCONSIN ADDENDUM

No. 1:

The covenants in Section 1 “Non-Competition” are stricken and replaced by the following:

1. Non-Competition. For as long as I am employed by Wheels Up, I shall devote my full time and efforts to Wheels Up and shall not participate, directly or indirectly, in any business or activity that is in competition with Wheels Up. During the twelve (12) month period following the effective date of the termination of my Wheels Up employment for any reason, I agree not to directly or indirectly have Responsibilities (as defined below) for any Wheels Up Competitor (as defined below). This provision shall not prohibit me from being a passive owner of not more than two percent (2%) of the outstanding stock of any class of securities of a corporation that is publicly traded, so long as I have no active participation in the business of such corporation. For purposes of this Section 1, “Responsibilities” means the same or similar responsibilities I performed for Wheels Up during the two (2) years prior to my last day of employment with Wheels Up in which the Confidential Information I have would be competitively valuable and within the same geographic scope, or portion thereof, with respect to which I performed those responsibilities for Wheels Up.

No. 2:

The covenants in Sections 2(d) and 2(e) “Non-Solicitation/Non-Interference” are stricken and replaced by the following:

d.            (i) Solicit or attempt to persuade any then-current employee of Wheels Up with whom I currently work or with whom I worked at any point during the two years prior to my last day of employment with Wheels Up, and who possesses or had access to Confidential Information, to leave the employ of Wheels Up and join a competitor; (ii) interfere with the performance by any such employee of his/her duties for Wheels Up; or (iii) communicate with any such employee for the purposes described in items (i) and (ii) in this Section 2(d). This restriction shall apply in all geographic areas in which Wheels Up does business.

No. 3:

Section 3 “Non-Disclosure” is supplemented by the following:

To the extent the above obligation of non-use and non-disclosure of Confidential Information applies after the termination of my employment and to Confidential Information that does not meet the definition of a trade secret under applicable law, it shall apply only for two (2) years after the termination of my employment and only in geographic areas in which the unauthorized use or disclosure of such Confidential Information would be competitively damaging to Wheels Up.

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No. 4:

Section 10 “Enforceability” is supplemented by the following:

The restrictive covenants in this Restrictive Covenant Agreement are intended to be divisible and interpreted and applied independent of each other.

No. 5:

The definition of “Restricted Wheels Up Customer” in Section 11 is stricken and replaced by the following:

“Restricted Wheels Up Customer” means any person, company or entity that was a customer of Wheels Up and with which I had direct contact for purposes of performing responsibilities for Wheels Up or for which I had supervisory responsibilities on behalf of Wheels Up, in either case at any time during the two (2) years prior to my last day of employment with Wheels Up. To the extent permitted by applicable law, Restricted Wheels Up Customer also means any prospective customer(s), vendor(s), supplier(s) or referral source(s) with which I had business contact on behalf of Wheels Up in the twelve (12) months prior to my last day of employment with Wheels Up.

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